EXHIBIT 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 1, 2019 by and among WESTERN MIDSTREAM OPERATING, LP, a limited partnership existing under the laws of the State of Delaware (the “Borrower”), BARCLAYS BANK PLC, as Administrative Agent (together with its successors in such capacity, the “Administrative Agent”), each other signatory hereto as “Lender” (each, in such capacity, a “Lender” and, collectively, the “Lenders”) or as a “Tranche B Lender” (each, in such capacity, a “Tranche B Lender” and, collectively, the “Tranche B Lenders”).
RECITALS:
1.    The Borrower, Barclays Bank PLC, as Administrative Agent, and each lender from time to time party thereto are parties to that certain Credit Agreement dated as of December 19, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”).
2.    The Borrower has requested that (a) each Lender agree to amend the Existing Credit Agreement to extend the Maturity Date until December 31, 2020, (b) the Tranche B Lenders agree to provide the Tranche B Commitments in an aggregate principal amount up to $1,000,000,000, pursuant to the terms and conditions set forth herein and in the Amended Credit Agreement and (c) the Lenders party hereto agree to certain other amendments to the Existing Credit Agreement, including amendments to give effect to the Tranche B Loans, all on the terms set forth herein and in the Amended Credit Agreement (clause (a) through (c), the “Amendments”).
3.    The Tranche B Lenders have agreed to provide the Tranche B Commitments, and the Lenders party hereto have agreed to each of the other Amendments, in each case, on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement.
In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.     Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Amended Credit Agreement.
SECTION 2.     Tranche B Loans. Subject to the terms and conditions set forth herein, each Tranche B Lender severally agrees during the Tranche B Commitment Period to make Tranche B Loans in a principal amount not to exceed such Tranche B Lender’s Tranche B Commitment on the terms and subject to the conditions set forth in the Amended Credit Agreement. The amount of each Tranche B Lender’s Tranche B Commitment on the date hereof is set forth on Schedule 1 hereto.
SECTION 3.     Amendments to the Existing Credit Agreement. Effective as of the First Amendment Effective Date, the parties hereto agree that the Existing Credit Agreement, including schedules and exhibits thereto, is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.
SECTION 4.     Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the other parties hereto on the First Amendment Effective Date as follows:

(a)     This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a valid and binding agreement of the Borrower, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting creditors’ rights generally and general principals of equity (whether considered in a proceeding in equity or law). There are no actions, suits or proceedings pending or, to the knowledge of the Borrower or any Subsidiary, threatened against the Borrower or any Subsidiary which purports to affect the legality, validity or enforceability of this Amendment or any other Loan Document.
(b)     The execution, delivery and performance of this Amendment by the Borrower will not violate or conflict with (i) the organizational documents of the Borrower or any Subsidiary, as in effect on the First Amendment Effective Date or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Borrower or any Subsidiary.
(c)     On the First Amendment Effective Date there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary before any Governmental Authority as to which, in the opinion of the Borrower, there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Change.
(d)     No Event of Default has occurred and is continuing or will result from the execution of this Agreement and the transactions contemplated hereby.
(e)     As of the First Amendment Effective Date, the Borrower and its Subsidiaries, taken as a whole, are and, after the consummation of the Transactions, will be “solvent” within the meaning of such term under the United States Bankruptcy Code.
(f)     Each of the representations and warranties contained in Article III of the Amended Credit Agreement are true and accurate in all material respects (unless qualified by materiality or Material Adverse Change, in which case such representation and warranty is true and accurate in all respects) on and as of the First Amendment Effective Date (except to the extent that such representations and warranties relate solely to an earlier date).
SECTION 5.     First Amendment Effective Date. This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which each of the following conditions shall have been satisfied (or waived by each Lender):
(a)     The Administrative Agent (or its counsel) shall have received a counterpart signature page of this Amendment duly executed by the Borrower, the Administrative Agent, each Lender (representing each lender party to the Existing Credit Agreement) and each Tranche B Lender.
(b)     The Administrative Agent (or its counsel) shall have received a written opinion (addressed to the Administrative Agent, the Tranche B Lenders and the Lenders and dated the First Amendment Effective Date) from (i) Vinson & Elkins LLP, special counsel to the Borrower and (ii) an associate general counsel, deputy general counsel or the general counsel of the Borrower or Anadarko, in each case, in form and substance reasonably acceptable to the Administrative Agent;
(c)     The Administrative Agent (or its counsel) shall have received a certificate of a responsible officer of the General Partner, as general partner of and on behalf of the Borrower, dated the First Amendment Effective Date, attaching and certifying as to (i) the resolutions of the Board of Directors of the General Partner, as general partner of and on behalf of the Borrower, authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby, (ii) the organizational documents of the Borrower (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), (iii) the good standing, existence or its equivalent of the Borrower and (iv) certificates of incumbency with respect to responsible officers of the Borrower;
(d)     The Borrower shall have paid (i) to the Administrative Agent, for the account of the Lenders party hereto, an extension fee equal to 0.04% of the aggregate outstanding principal amount of the Tranche A Loans of such Lender under the Existing Credit Agreement as of the date hereof prior to giving

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effect to this Amendment, (ii) to the Administrative Agent, for the account of each Tranche B Lender, on the First Amendment Effective Date a fee equal to 0.075% of the Tranche B Commitments of such Tranche B Lender on the First Amendment Effective Date, and (iii) to the Administrative Agent, the Arrangers and the Lenders, as applicable, and to the extent invoiced at least two (2) Business Days prior to the First Amendment Effective Date (unless the Borrower otherwise consents), all fees and other amounts due and payable on the First Amendment Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under Section 10.03 of the Amended Credit Agreement;
(e)     To the extent reasonably requested by the Administrative Agent or any Lender in writing at least ten (10) business days prior to the First Amendment Effective Date, the Administrative Agent or such Lender, as the case may be, shall have received, at least three (3) Business Days prior to the First Amendment Effective Date, all documentation and other information required under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA Patriot Act, that was to ensure compliance therewith and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent or any Lender that has requested in writing a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification;
(f)     The representations and warranties set forth in Section 4 are true and accurate in all material respects (unless qualified by materiality or Material Adverse Change, in which case such representation and warranty is true and accurate in all respects) on and as of the First Amendment Effective Date (except to the extent that such representations and warranties relate solely to an earlier date);
(g)     There shall not have occurred a Material Adverse Change; and
(h)     The Administrative Agent (or its counsel) shall have received a certificate of a responsible officer of the General Partner, as general partner and on behalf of the Borrower, certifying as to the satisfaction of conditions specified in Sections 5(f) and (g).
SECTION 6.     Effect of Amendment.
(a)     Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other provision of the Amended Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.
(b)     From and after the First Amendment Effective Date, (i) each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement and (ii) each reference in any Loan Document to “Lender”, “Loans” or “Commitments” shall be deemed to include reference to the Tranche B Lenders, Tranche B Loans (to the extent such Loans have been made) or Tranche B Commitments, as applicable. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
(c)     The Borrower hereby (i) acknowledges that it has reviewed the terms and provisions of this Amendment, (ii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents and (iii) acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue and remain in full force and effect and all of its obligations thereunder shall be valid and enforceable and not be impaired or limited by the execution of this Amendment.

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SECTION 7.     Amendments; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 10.02 of the Amended Credit Agreement. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 8.     GOVERNING LAW; Waiver of Jury Trial; Jurisdiction. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.06, 10.07, 10.09 and 10.10 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.
SECTION 9.     Headings. Article and Section headings herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
SECTION 10.     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	WESTERN MIDSTREAM OPERATING, LP

	By:	Western Midstream Operating GP, LLC, its general partner

	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Amendment]

ADMINISTRATIVE AGENT, LENDER
AND TRANCHE B LENDER:	BARCLAYS BANK PLC, as Administrative Agent, a Lender and a Tranche B Lender

	By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

[Signature Page to First Amendment]

BMO HARRIS BANK N.A., as a Lender and a Tranche B Lender

By:	/s/ Melissa Guzmann
Name:	Melissa Guzmann
Title:	Director

[Signature Page to First Amendment]

MIZUHO BANK, LTD., as a Lender and a Tranche B Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

[Signature Page to First Amendment]

MUFG BANK, LTD., as a Lender and a Tranche B Lender

By:	/s/ Todd Vaubel
Name:	Todd Vaubel
Title:	Director

[Signature Page to First Amendment]

PNC BANK, NATIONAL ASSOCIATION, as a Lender and a Tranche B Lender

By:	/s/ Stephen Monto
Name:	Stephen Monto
Title:	SVP

[Signature Page to First Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and a Tranche B Lender

By:	/s/ Mark Salierno
Name:	Mark Salierno
Title:	Vice President

[Signature Page to First Amendment]

WELLS FARGO BANK, N.A., as a Lender and a Tranche B Lender

By:	/s/ Borden Tennant
Name:	Borden Tennant
Title:	Vice President

[Signature Page to First Amendment]

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender and a Tranche B Lender

By:	/s/ Donovan Crandall
Name:	Donovan Crandall
Title:	Managing Director

[Signature Page to First Amendment]

BRANCH BANKING & TRUST COMPANY, as a Lender and a Tranche B Lender

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Vice President

[Signature Page to First Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender and a Tranche B Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

[Signature Page to First Amendment]

ROYAL BANK OF CANADA, as a Lender and a Tranche B Lender

By:	/s/ Katy Berkemeyer
Name:	Katy Berkemeyer
Title:	Authorized Signatory

[Signature Page to First Amendment]

SOCIETE GENERALE, as a Lender and a Tranche B Lender

By:	/s/ Diego Medina
Name:	Diego Medina
Title:	Director

[Signature Page to First Amendment]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender and a Tranche B Lender

By:	/s/ Peter Kuo
Name:	Peter Kuo
Title:	Authorized Signatory

[Signature Page to First Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and a Tranche B Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Marc Zihlmann
Name:	Marc Zihlmann
Title:	Authorized Signatory

[Signature Page to First Amendment]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott Mackey
Name:	Scott Mackey
Title:	Director

[Signature Page to First Amendment]

COMERICA BANK, as a Lender

By:	/s/ Chad W. Stephenson
Name:	Chad W. Stephenson
Title:	Vice President

[Signature Page to First Amendment]

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as a Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Executive Vice President

[Signature Page to First Amendment]

SCHEDULE 1

Tranche B Lender	Tranche B Commitment
Barclays Bank PLC	$65,000,000.00
BMO Harris Bank N.A.	$85,000,000.00
Mizuho Bank, Ltd.	$85,000,000.00
MUFG Bank, Ltd.	$85,000,000.00
PNC Bank, National Association	$130,000,000.00
U.S. Bank National Association	$85,000,000.00
Wells Fargo Bank, National Association	$85,000,000.00
The Bank of Nova Scotia, Houston Branch	$60,000,000.00
Branch Banking & Trust Company	$60,000,000.00
Deutsche Bank AG New York Branch	$60,000,000.00
Royal Bank of Canada	$60,000,000.00
Societe Generale	$60,000,000.00
TD Securities	$60,000,000.00
Credit Suisse AG, Cayman Islands Branch	$20,000,000.00
Total	$1,000,000,000

EXHIBIT A

AMENDED CREDIT AGREEMENT

[Attached]

Published CUSIP Number: ________
Execution Version

CREDIT AGREEMENT
Dated as of December 19, 2018
as amended as of July 1, 2019
among
WESTERN ~~GAS PARTNERS~~MIDSTREAM OPERATING, LP,
as Borrower,
BARCLAYS BANK PLC,
as Administrative Agent,
BMO HARRIS BANK N.A., MIZUHO BANK, LTD., MUFG BANK, LTD., PNC BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION AND WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents,
BRANCH BANKING & TRUST COMPANY, CAPITAL ONE, NATIONAL ASSOCIATION, DEUTSCHE BANK AG NEW YORK BRANCH, ROYAL BANK OF CANADA, SOCIETE GENERALE, THE TORONTO-DOMINION BANK, NEW YORK BRANCH AND THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
as Documentation Agents
and
THE LENDERS PARTY HERETO

BARCLAYS BANK PLC,
BMO CAPITAL MARKETS CORP., MIZUHO BANK, LTD., MUFG BANK, LTD., PNC BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION AND WELLS FARGO BANK, NATIONAL ASSOCIATION
Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
Section 1.01	Defined Terms	1
Section 1.02	Use of Defined Terms	~~19~~ 21
Section 1.03	Accounting Terms	~~20~~ 21
Section 1.04	Interpretation	~~20~~ 21
Section 1.05	Rates	~~20~~ 21
Section 1.06	Division of Limited Liability Company	~~20~~ 21
ARTICLE II AMOUNT AND TERMS OF LOANS		~~20~~ 22
Section 2.01	Loans	~~20~~ 22
Section 2.02	Repayment of Loans; Evidence of Debt	~~21~~ 22
Section 2.03	Procedure for Borrowing	~~22~~ 23
Section 2.04	Fees	~~22~~ 24
Section 2.05	[Reserved]	~~23~~ 24
Section 2.06	Optional Reduction or Termination of Commitments	~~23~~ 24
Section 2.07	Optional Prepayments	~~23~~ 25
Section 2.08	Mandatory Commitment Reductions and Mandatory Prepayments	~~23~~ 25
Section 2.09	[Reserved]	~~25~~ 27
Section 2.10	Interest	~~25~~ 27
Section 2.11	Computation of Interest and Fees	~~26~~ 28
Section 2.12	Funding of Borrowings	~~27~~ 29
Section 2.13	Pro Rata Treatment and Payments	~~28~~ 30
Section 2.14	Increased Cost of Loans	~~29~~ 31
Section 2.15	Illegality	~~31~~ 33
Section 2.16	Taxes	~~31~~ 33
Section 2.17	Substitute Loan Basis	~~35~~ 37
Section 2.18	Certain Prepayments or Continuations	~~35~~ 37
Section 2.19	Certain Notices	~~35~~ 38
Section 2.20	Minimum Amounts of Eurodollar Borrowings	~~36~~ 38
Section 2.21	Break Funding Payments	~~36~~ 38
Section 2.22	[Reserved]	~~36~~ 39
Section 2.23	Defaulting Lenders	~~36~~ 39
Section 2.24	[Reserved]	~~38~~ 40
Section 2.25	Alternate Rate of Interest	~~38~~ 40
ARTICLE III REPRESENTATIONS AND WARRANTIES		~~38~~ 41
Section 3.01	Representations of the Borrower	~~38~~ 41

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ARTICLE IV AFFIRMATIVE COVENANTS		~~41~~ 43
Section 4.01	Financial Statements and Other Information	~~41~~ 43
Section 4.02	Notices of Material Events	~~42~~ 44
Section 4.03	Compliance with Laws	~~42~~ 45
Section 4.04	Use of Proceeds	~~43~~ 45
Section 4.05	Maintenance of Property; Insurance	~~43~~ 45
Section 4.06	Books and Records; Inspections	~~43~~ 46
Section 4.07	Payment of Obligations	~~43~~ 46
Section 4.08	Material Contracts	~~44~~ 46
Section 4.09	EEA Financial Institution	~~44~~ 46
ARTICLE V FINANCIAL COVENANT		~~44~~ 46
Section 5.01	Consolidated Leverage Ratio	~~44~~ 46
ARTICLE VI NEGATIVE COVENANTS		~~44~~ 47
Section 6.01	Nature of Business	~~44~~ 47
Section 6.02	Liens	~~44~~ 47
Section 6.03	Transactions with Affiliates	~~47~~ 49
Section 6.04	Indebtedness	~~47~~ 50
Section 6.05	Restricted Payments	~~48~~ 51
Section 6.06	[Reserved]	~~48~~ 51
Section 6.07	Limitations on Sales and Leasebacks	~~48~~ 51
Section 6.08	Fundamental Changes	~~49~~ 51
ARTICLE VII CONDITIONS OF LENDING		~~49~~ 52
Section 7.01	Conditions Precedent to Effectiveness	~~49~~ 52
Section 7.02	Conditions Precedent to the Borrowing of Loans on the Closing Date	~~50~~ 53
Section 7.03	Conditions to All Borrowings of Tranche B Loans	54
ARTICLE VIII EVENTS OF DEFAULT		~~52~~ 55
Section 8.01	Events of Default	~~52~~ 55
ARTICLE IX THE AGENTS		~~53~~ 56
Section 9.01	Appointment and Authority	~~53~~ 56
Section 9.02	Exculpatory Provisions	~~54~~ 57
Section 9.03	Reliance by Administrative Agent	~~55~~ 58
Section 9.04	Delegation of Duties	~~55~~ 58
Section 9.05	Right to Indemnity	~~55~~ 58
Section 9.06	Rights as a Lender	~~56~~ 59
Section 9.07	Non-Reliance on Administrative Agent and Other Lenders	~~56~~ 59
Section 9.08	Events of Default	~~57~~ 60
Section 9.09	Resignation of Administrative Agent	~~57~~ 60

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Section 9.10	No Other Duties, Etc.	~~57~~ 60
Section 9.11	Administrative Agent May File Proofs of Claim	~~58~~ 61
ARTICLE X MISCELLANEOUS		~~58~~ 61
Section 10.01	Notices	~~58~~ 61
Section 10.02	Waivers; Amendments	~~60~~ 63
Section 10.03	Expenses; Indemnity; Damage Waiver	~~61~~ 64
Section 10.04	Successors and Assigns	~~62~~ 65
Section 10.05	Survival	~~66~~ 69
Section 10.06	Counterparts; Integration; Effectiveness	~~67~~ 70
Section 10.07	Severability	~~67~~ 70
Section 10.08	Right of Setoff	~~67~~ 70
Section 10.09	Governing Law; Jurisdiction; Consent to Service of Process	~~68~~ 71
Section 10.10	WAIVER OF JURY TRIAL	~~69~~ 72
Section 10.11	Headings	~~69~~ 72
Section 10.12	Confidentiality	~~69~~ 72
Section 10.13	Replacement of Lenders	~~70~~ 73
Section 10.14	USA Patriot Act Notice	~~71~~ 74
Section 10.15	No Advisory or Fiduciary Responsibility	~~71~~ 74
Section 10.16	Certain ERISA Matters	~~72~~ 75
Section 10.17	Acknowledgment and Consent to Bail-In of EEA Financial Institution	~~73~~ 76

Annexes, Schedules and Exhibits:
Annex I	(List of Commitments)

Schedule I	(Pricing Schedule)
Schedule II	(Affiliate Agreements)

Exhibit A	(Form of Note)
Exhibit B	(Form of Assignment and Assumption)
Exhibit C-l	(Form of U.S. Tax Certificate for Foreign Lenders That Are Not Partnerships)
Exhibit C-2	(Form of U.S. Tax Certificate for Foreign Participants That Are Not Partnerships)
Exhibit C-3	(Form of U.S. Tax Certificate for Foreign Participants That Are Partnerships)
Exhibit C-4	(Form of U.S. Tax Certificate for Foreign Lenders That Are Partnerships)
Exhibit D	(Form of Solvency Certificate)

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This CREDIT AGREEMENT is made as of December 19, 2018, by and among WESTERN ~~GAS PARTNERS~~MIDSTREAM OPERATING, LP, a limited partnership organized under the laws of the State of Delaware (the “Borrower”), BARCLAYS BANK PLC, individually and as Administrative Agent (herein, together with its successors in such capacity, the “Administrative Agent”), BMO Harris Bank N.A., Mizuho Bank, Ltd. MUFG Bank, Ltd., PNC Bank, National Association, U.S. Bank National Association and Wells Fargo Bank, National Association as Syndication Agents (herein, together with their respective successors and assigns in such capacity, each a “Syndication Agent”), Branch Banking & Trust Company, Capital One, National Association, Deutsche Bank AG New York Branch, Royal Bank of Canada, Societe Generale, The Toronto-Dominion Bank, New York Branch and The Bank of Nova Scotia, Houston Branch as Documentation Agents (herein, together with their respective successors and assigns in such capacity, each a “Documentation Agent”), and each of the Lenders that is a signatory hereto or which becomes a party hereto pursuant to Section 10.04, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption ~~(individually, together with its successors and assigns, each a “Lender” and collectively, the “Lenders”)~~.
WHEREAS, the Borrower has requested that the Lenders provide a term loan credit facility and the Lenders have agreed to provide such term loan credit facility on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Defined Terms. As used in this Agreement, and unless the context otherwise requires, the following terms shall have the meanings set out respectively after each:
“Acquired Business” — those certain midstream assets of Anadarko and its Wholly Owned Subsidiaries to be purchased by the Borrower pursuant to the Closing Date Acquisition Agreement.
“Acquired Business Representations” — the representations made by or with respect to the Seller (as defined in the Closing Date Acquisition Agreement) or the Acquired Business in the Closing Date Acquisition Agreement (but only to the extent that the breach of such representations and warranties would permit the Borrower or its applicable Subsidiary to terminate its obligations under the Closing Date Acquisition Agreement or to decline to close the Closing Date Acquisition as a result of the breach of such representations and warranties in the Closing Date Acquisition Agreement).
“Acquired Business Material Adverse Effect” — a Material Adverse Effect (as defined in the Closing Date Acquisition Agreement) with respect to the Acquired Business.
“Acquired Indebtedness” — (i) with respect to any Person that becomes a Subsidiary after the Effective Date as the result of an Acquisition, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a

Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary and (ii) with respect to the Borrower or any Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Borrower or a Subsidiary, existing at the time such Person is merged with or into the Borrower or a Subsidiary, or Indebtedness expressly assumed by the Borrower or any Subsidiary in connection with the acquisition of an asset or assets from such Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.
“Acquisition” — the acquisition by any Person, in a single transaction or in a series of related transactions, of property or assets (other than capital expenditures in the ordinary course of business) of, or of a business unit or division of, another Person or at least a majority of the Equity Interests having ordinary voting power for the election of directors, managing general partners or the equivalent of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
“Administrative Agent” — as defined in the preamble hereof.
“Administrative Questionnaire” — an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Loans” — as defined in Section 2.18.
“Affiliate” — with respect to any Person, another Person that directly or indirectly (through one or more intermediaries) Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” — as defined in Section 10.01(d).
“Agents” — each of the Administrative Agent, the Syndication Agents and the Documentation Agents.
“Agreement” — this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.
“Alternate Base Rate” — for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate for a one month Interest Period plus 1%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate (provided that clause (c) shall not be applicable to the extent Majority Lenders reasonably determine that circumstances described in Section 2.17(a) or (b) exist).
“Alternate Base Rate Loans” — Loans hereunder at all times when they bear interest at a rate based upon the Alternate Base Rate.
“Anadarko” — Anadarko Petroleum Corporation, a Delaware corporation.

“Anti-Corruption Laws” —the United States Foreign Corrupt Practices Act of 1977, the rules and regulations thereunder, and all other laws, rules, and regulations concerning or relating to bribery or corruption in effect in jurisdictions in which the Borrower and its Subsidiaries operate or conduct business.
“Applicable Percentage” — (a) with respect to any ~~Lender~~ Tranche A Lender, the percentage (carried to the ninth decimal place) of the aggregate outstanding principal amount of Tranche A Loans represented by the outstanding principal amount of such Tranche A Lender’s Tranche A Loans at such time and (b) with respect to any Tranche B Lender, (i) on or prior to the ~~Closing~~Tranche B Loan Funding Date, the percentage (carried to the ninth decimal place) of the total Tranche B Commitments represented by such Tranche B Lender’s Tranche B Commitment at such time and (ii) thereafter, the percentage (carried to the ninth decimal place) of the aggregate outstanding principal amount of Tranche B Loans represented by ~~the outstanding principal amount of such~~ such Tranche B Lender’s Tranche B Loans at such time. If the relevant Commitments of all applicable Lenders have terminated or expired and no Loan remains outstanding with respect to such Commitment, the Applicable Percentage of such Lender in respect of the applicable Facility shall be determined based upon such Lender’s Applicable Percentage in respect of the applicable Facility most recently in effect, giving effect to any subsequent assignments. ~~The Applicable Percentage of each Lender in respect of the Facility is initially as set forth opposite the name of such Lender on Annex I or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto.~~
“Approved Fund” — any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” — Barclays Bank PLC, BMO Capital Markets Corp., Mizuho Bank, Ltd. MUFG Bank, Ltd., PNC Bank, National Association, U.S. Bank National Association and Wells Fargo Bank, National Association in their respective capacities as joint lead arrangers and joint bookrunners hereunder.
“Assignment and Assumption” — an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.
“Bail-In Action” — the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” — with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Loan Facility” — a term loan facility or similar agreement entered into by the Borrower or any Subsidiary for the purpose of financing the Closing Date Acquisition that is subject to conditions precedent to funding that are no more restrictive to the Borrower than the conditions set forth herein to the funding of the Tranche A Loans hereunder; provided that, for the avoidance of doubt, in no event shall the Existing Credit Agreement be deemed to be a Bank Loan Facility.
“Base Rate Margin” — a rate per annum determined in accordance with the Pricing Schedule.
“Beneficial Ownership Certification” — a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” — 31 C.F.R. § 1010.230.
“Benefit Plan” — any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board of Directors” — with respect to a Person, the board of directors or other governing body of such Person.
“Borrower” — Western ~~Gas Partners~~Midstream Operating, LP, a Delaware limited partnership, or permitted successor and assigns under Section 10.04.
“Borrowing” — Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Date” — the Business Day specified in a notice pursuant to Section 2.03 as the date on which the Borrower requests (or is deemed to have requested) the Lenders to make Loans.
“Borrowing Request” — a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” — any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Capital Lease” — as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.
“Casualty Event” — any involuntary loss of title to, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Subsidiaries.
“Change in Law” — the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any applicable law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Change of Control” — (a) Anadarko shall cease to, directly or indirectly, Control the General Partner, or (b) the General Partner shall cease to either be or Control the sole general partner of the Borrower.
“Closing Date” — the first date on which the Closing Date Acquisition is consummated and the conditions specified in Section 7.02 are satisfied (or waived in accordance with Section 10.02). For the avoidance of doubt, the Closing Date occurred on February 28, 2019.
“Closing Date Acquisition” — the acquisition by the Borrower of the Acquired Business pursuant to the Closing Date Acquisition Agreement.
“Closing Date Acquisition Agreement” — that certain Contribution Agreement and Agreement and Plan of Merger, dated as of November 7, 2018 (as amended, modified, supplemented or waived solely in accordance with Section 7.02(b)), by and among Anadarko, the General Partner, the Borrower, Anadarko E&P Onshore LLC, APC Midstream Holdings, LLC, Western Gas Equity Holdings, LLC, Western Gas Equity Partners, LP, Clarity Merger Sub, LLC, WGR Asset Holding Company LLC, WGR Operating, LP, Kerr-McGee Gathering LLC, Kerr-McGee Worldwide Corporation and Delaware Basin Midstream, LLC.
“Code” — the Internal Revenue Code of 1986, as amended from time to time.
“Commission” — the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.
“Commitment” — with respect to each Lender, ~~the commitment of such Lender to make Loans pursuant to Section 2.01 in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Annex I hereto or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as such Commitment may be modified from time to time pursuant to Section 2.06, Section 8.01 or Section 10.04. The aggregate amount of the Commitments of all of the Lenders on the Effective Date is $2,000,000,000.~~(a) such Lender’s Tranche A Commitment and/or (b) such Lender’s Tranche B Commitment, as the context requires.
“Communications” — as defined in Section 10.01(d).

“Consolidated EBITDA” — for any period, an amount equal to Consolidated Net Income for such period plus (1) to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (a) taxes based on or measured by income, (b) Consolidated Interest Expense, (c) depreciation and amortization expenses and (d) non-cash equity-based or similar non-cash incentive-based awards or arrangements, non-cash compensation expense or costs, including any such non-cash charges arising from stock options, restricted stock grants or other non-cash equity incentive grants and (2) net proceeds from sales and purchases of natural gas and natural gas liquids under fixed price agreements with Anadarko not otherwise treated as income under GAAP; provided that, at the Borrower’s option, and subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), Consolidated EBITDA shall be calculated by giving effect to Material Project EBITDA Adjustments.
“Consolidated Indebtedness” — at any time, the Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis as of such time in accordance with GAAP.
“Consolidated Interest Expense” — for any period, the sum (determined without duplication) of the aggregate gross interest expense (excluding, for the avoidance of doubt, any interest income) of the Borrower and its Subsidiaries for such period, including to the extent included in interest expense under GAAP: (a) amortization of debt discount and (b) capitalized interest.
“Consolidated Leverage Ratio” — as of the last day of each fiscal quarter of the Borrower, the ratio of (a) Consolidated Indebtedness on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day.
“Consolidated Net Income” — for any period of four consecutive fiscal quarters, the net income of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that: (A) Consolidated Net Income shall not include (i) extraordinary gains or extraordinary losses, (ii) net gains and losses in respect of disposition of assets other than in the ordinary course of business, (iii) gains or losses attributable to write-ups or write-downs of assets including unrealized gains or losses with respect to hedging and derivative activities, (iv) gains or losses attributable to any Joint Venture or Non-Wholly Owned Subsidiary, unless such gains are actually distributed to the Borrower or its Subsidiaries in cash and (v) the cumulative effect of a change in accounting principles, all as reported in the Borrower’s consolidated statement(s) of income for the relevant period(s) prepared in accordance with GAAP; and (B) if the Borrower or any Subsidiary shall acquire or dispose of any property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.
“Consolidated Net Tangible Assets” — as of any date of determination, the total amount of assets of the Borrower and its Subsidiaries determined on a consolidated basis after deducting therefrom the value (net of any applicable reserves) of all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt), goodwill, trade names, trademarks, patents and other like intangible net assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Borrower and its Subsidiaries for the most recently completed fiscal quarter, in accordance with GAAP.
“Control” — the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Debtor Relief Laws” — the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” — an event which with the giving of notice or the passage of time, or both, would constitute an Event of Default.
“Defaulting Lender” — subject to Section 2.23(e), any Lender that (a)(i) has failed to fund any portion of its Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, (iii) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement, (iv) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (v) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law, (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (C) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (b) assigns or transfers all or a part of its rights hereunder without the prior written consent of the Borrower, unless such assignment or transfer is made without the consent of the Borrower pursuant to Section 10.04(b)(i)(A). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) or (b) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(e)) upon delivery of written notice of such determination to the Borrower and each Lender
“Documentation Agent” — as defined in the preamble hereof.

“Domestic Lending Office” — initially, the office of a Lender designated as such in its Administrative Questionnaire, and thereafter such other office of such Lender, if any, of which such Lender shall have most recently notified the Administrative Agent and the Borrower in writing.
“EEA Financial Institution” — (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” — any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” — any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” — the date on which the Commitments become effective and the conditions specified in Section 7.01 are satisfied (or waived in accordance with Section 10.02).
“Environmental Laws” — to the extent relating to exposure to hazardous or toxic substances or materials, any applicable and legally enforceable requirement of any Governmental Authority pertaining to (a) the protection of human health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Law, 49 USC App. 1501 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right to Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.
“Equity Interests” — shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” — the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” — any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” — (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan subject to Title IV of ERISA (other than an event for which the 30-day notice period is waived), (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Title IV of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the failure of a Plan to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA (determined without regard to Section 412(c) of the Code or Section 302(c) of ERISA), (d) the incurrence by the Borrower, any Subsidiary or any of ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans subject to Title IV of ERISA or to appoint a trustee to administer any Plan subject to Title IV of ERISA, (f) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan subject to Title IV of ERISA or Multiemployer Plan, (g) the failure of a Plan subject to Title IV of ERISA to satisfy the requirements of Section 401(a)(29) of the Code, Section 436 of the Code or Section 206(g) of ERISA, or (h) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability under Section 4202 of ERISA, or a determination that a Multiemployer Plan is, or is expected to be, “insolvent,” in “reorganization,” in “endangered status,” or in “critical status” (within the meaning assigned to such terms under ERISA).
“EU Bail-In Legislation Schedule” — the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Eurodollar Lending Office” — initially, the office of a Lender designated as such in its Administrative Questionnaire, and thereafter such other office of such Lender, if any, of which such Lender shall have most recently notified the Administrative Agent and the Borrower in writing.

“Eurodollar Loan” — a Loan denominated in Dollars that bears interest at a rate based upon the LIBO Rate.
“Eurodollar Margin” — a rate per annum determined in accordance with the Pricing Schedule.
“Event of Default” — as defined in Section 8.01.
“Excluded Taxes” — any of the following Taxes imposed on or with respect to or required to be withheld from a payment to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.16(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” — the Third Amended and Restated Revolving Credit Agreement, dated as of February 15, 2018, among the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders parties thereto, as amended by the First Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of December 19, 2018 and as further amended, amended and restated, supplemented or otherwise modified from time to time.
“Facility” ~~means,—~~ at any time, (a) ~~on or prior to the Closing Date, the aggregate amount of the Commitments at such time and (b) thereafter, the aggregate principal amount of the Loans of all Lenders outstanding at such time.~~the Tranche A Facility and/or (b) the Tranche B Facility, as the context requires.
“Facility Termination Date” — the earlier of:
(a)    the Maturity Date; or
(b)    the date on which the Commitments are terminated in full and reduced to zero and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full.
“FATCA” — Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Effective Rate” — for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day shall be deemed to be zero.
“Financial Officer” — the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or any other officer or employee that any of the foregoing may, in accordance with the Borrower’s customary business practices, designate to act as a Financial Officer by notice to the Administrative Agent in accordance with this Agreement.
“First Amendment” — that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Administrative Agent, the Lenders and the Tranche B Lenders.
“First Amendment Effective Date” — July 1, 2019.
“Fitch” — Fitch, Inc., and any successor thereto that is a nationally recognized rating agency.
“Foreign Lender” — any Lender that is not a U.S. Person.
“GAAP” — generally accepted accounting principles in the United States of America, as in effect from time to time.
“General Partner” — Western ~~Gas Holdings~~Midstream Operating GP, LLC, a Delaware limited liability company, in its capacity as the general partner of the Borrower, or any entity that succeeds it as the general partner of the Borrower.
“Governmental Authority” — the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Indebtedness” — any indebtedness which (a) is for money borrowed, (b) represents the deferred purchase price of property or assets purchased, except trade accounts payable in the ordinary course of business, (c) is in respect of a capitalized lease or (d) is in respect of a guarantee of any of the foregoing obligations of another Person.
“Indemnified Taxes” — (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” — as defined in Section 10.03(b).
“Information” — as defined in Section 10.12.
“Information Memorandum” — the Confidential Information Memorandum dated November, 2018 relating to the Borrower and the Transactions.
“Intercompany Note” — that certain Intercompany Note, dated as June 30, 2017, between Anadarko and APC Water Holdings 1, LLC, as assumed by the Borrower on the Closing Date in accordance with the Closing Date Acquisition Agreement.
“Interest Election Request” — as defined in Section 2.10(c).
“Interest Payment Date” — (a) as to any Alternate Base Rate Loan (except as provided in Section 2.18), the end of any calendar quarter with respect thereto and the Maturity Date and (b) as to any Eurodollar Loan, the last day of the Interest Period with respect thereto, the Maturity Date and for Interest Periods longer than 3 months, each date which is 3 months, or a whole multiple thereof, from the first day of such Interest Period.
“Interest Period” — with respect to any Eurodollar Loan, (i) initially, the period commencing on the Borrowing Date or continuation date, as the case may be, with respect to such Eurodollar Loan and ending 1, 2, 3 or 6 months thereafter, as selected by the Borrower in its Borrowing Request or Interest Election Request, as the case may be, given with respect thereto, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending 1, 2, 3 or 6 months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than two Business Days prior to the last day of the then current Interest Period with respect thereto; provided that (A) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Interpolated Rate” — in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between:
(a)    the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and
(b)    the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment Grade Rating” — the rating of senior unsecured non-credit enhanced publicly held debt of such Person, by at least two of the three rating agencies as follows: BBB- or better by S&P or Baa3 or better by Moody’s or BBB- or better by Fitch.
“Joint Venture” — any Person, other than an individual, the Borrower or a Wholly Owned Subsidiary of the Borrower, in which the Borrower or a Subsidiary of the Borrower holds or acquires no more than 50% of such Person’s Equity Interests (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) excluding warrants, options or unexercised rights to acquire or purchase an Equity Interest.
“Lender” and “Lenders” — ~~as defined in the preamble hereof~~(a) each Tranche A Lender and/or (b) each Tranche B Lender, as the context requires.
“LIBO Rate” — subject to the implementation of a Replacement Rate in accordance with Section 2.25, for any interest rate calculation with respect to a Eurodollar Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the LIBO Rate will be deemed to be zero. Each calculation by the Administrative Agent of the LIBO Rate shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.25, in the event that a Replacement Rate with respect to the LIBO Rate is implemented then all references herein to “LIBO Rate” shall be deemed references to such Replacement Rate.
“Lien” — with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof) in respect of such asset to secure (or perfect) or provide for payment of any obligation.
“Loan” — (a) the ~~term loans made by the Lenders to the Borrower pursuant to Section 2.01~~Tranche A Loans and/or (b) the Tranche B Loans, as the context requires.

“Loan Document(s)” — this Agreement, any Notes and each and every other agreement executed by the Borrower in connection with this Agreement.
“Majority Lenders” — at any time~~, (i) on or prior to the Closing Date, Lenders holding more than 50% of the Commitments at such time and (ii) thereafter~~, Lenders holding more than 50.0% of the ~~then~~ aggregate outstanding ~~amount of the~~Commitments and Loans at such time; provided that the Loans and Commitments held or deemed held by any Defaulting Lender shall be excluded for the purposes of making a determination of Majority Lenders.
“Margin Regulations” — Regulations T, U and X of the Board.
“Material Adverse Change” — any change occurring since December 31, 2017 in the consolidated financial position or results of operations of the Borrower and its Subsidiaries taken as a whole that has had or could reasonably be expected to have the effect of preventing the Borrower from carrying on its business or from meeting its current and anticipated material obligations on a timely basis.
“Material Project” — any capital construction or expansion project of the Borrower or its Subsidiaries that has an aggregate capital cost or budgeted capital cost to Borrower or its Subsidiaries in excess of $20,000,000.
“Material Project EBITDA Adjustments” — with respect to each Material Project, (A) prior to completion of the Material Project, a percentage (equal to the then-current completion percentage of the Material Project) of an amount to be determined by the Borrower as the projected Consolidated EBITDA attributable to such Material Project (such amount to be determined by the Borrower in good faith and in a commercially reasonable manner based on customer contracts relating to such Material Project, the creditworthiness of the other parties to such contracts and projected revenues from such contracts, capital costs and expenses, scheduled completion, and other factors mutually agreed upon by the Borrower and the Administrative Agent) which shall be added, at the Borrowers’ option, to actual Consolidated EBITDA for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until completion of the Material Project (net of any actual Consolidated EBITDA attributable to such Material Project following its completion), provided that if construction of the Material Project is not completed by the scheduled completion date, then the foregoing amount shall be reduced by the following percentage amounts depending on the period of delay for completion (based on the period of actual delay or then-estimated delay, whichever is longer): (i) longer than 90 days, but not more than 180 days, 25%, (ii) longer than 180 days but not more than 270 days, 50%, and (iii) longer than 270 days, 100%; and (B) beginning with the first full fiscal quarter following completion of the Material Project and for the two immediately succeeding fiscal quarters, an amount equal to the projected Consolidated EBITDA attributable to the Material Project for the balance of the four full fiscal quarter period following completion shall be added to the actual Consolidated EBITDA attributable to the Material Project for such fiscal quarter or quarters for determining Consolidated EBITDA for the fiscal quarter then ending and the immediately preceding three fiscal quarters.
Notwithstanding the foregoing, with respect to any compliance certificate sent by the Borrower to the Administrative Agent in determining compliance with the financial covenants set forth in

ARTICLE V hereof: (i) all Material Project EBITDA Adjustments to Consolidated EBITDA will not be deemed accepted unless the Borrower shall have delivered to the Administrative Agent, and the Administrative Agent shall have approved (such approval not to be unreasonably withheld), written pro forma projections of Consolidated EBITDA attributable to such Material Project (together with a reasonably detailed explanation of the basis therefor) and such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and (ii) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 15% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments or any adjustments in respect of any acquisitions as provided in the definition of Consolidated EBITDA).
“Material Subsidiary” — any Subsidiary which as of any relevant date either (i) represents more than five percent (5%) of the Consolidated Net Income of the Borrower for the preceding period of four (4) consecutive fiscal quarters for which financial statements are then available or (ii) if such Subsidiary were formed or acquired during such period, would have represented more than five percent (5%) of Consolidated Net Income assuming that Consolidated Net Income were calculated after giving pro forma effect to such acquisition or formation, as if it had occurred on the first day of such period.
“Maturity Date” — ~~the date that is 364 days after the Closing Date~~December 31, 2020.
“Moody’s” — Moody’s Investors Service, Inc., and any successor thereto that is a nationally recognized rating agency.
“Multiemployer Plan” — a multiemployer Plan as defined in section 3(37) or 4001 (a)(3) of ERISA that is subject to Title IV of ERISA and to which the Borrower, a Subsidiary or an ERISA Affiliate is making, or accruing an obligation to make, contributions.
“Net Cash Proceeds” —
(a)     with respect to the issuance of Equity Interests or incurrence of Indebtedness, the excess, if any, of (i) cash actually received by the Borrower or any of its Subsidiaries in connection with such issuance net of all taxes over (ii) the underwriting discounts, reasonable fees and commissions and other reasonable expenses incurred by the Borrower or any of its Subsidiaries in connection with such issuance;
(b)    with respect to any asset sale, conveyance, transfer or other disposition, the proceeds thereof in the form of cash and cash equivalents actually received by the Borrower or any of its Subsidiaries, net of (i) all reasonable fees and other reasonable expenses (including brokers’ fees or commissions, discounts, professional and transactional fees and transfer and similar taxes) and (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations, earn-out obligations or purchase price adjustments associated with such asset sale, conveyance, transfer or other disposition or (y) any other liabilities retained or payable by the Borrower or any of its Subsidiaries associated with the assets sold, conveyed, transferred or otherwise disposed of (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); and

(c)    with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by, or on behalf of, the Borrower or any of its Subsidiaries in respect thereof, net of all reasonable costs and other reasonable expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event (including, in respect of any such Casualty Event, transfer and similar taxes).
“Non-Wholly Owned Subsidiary” — any Subsidiary other than a Wholly Owned Subsidiary.
“Note” — any promissory note of the Borrower payable to a Lender in substantially the form attached hereto as Exhibit A.
“OFAC” — The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Connection Taxes” — with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” — any and all present or future stamp or documentary, intangible, recording, filing or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, or from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except for any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).
“Participant” — as defined in Section 10.04(c).
“Participant Register” — as defined in Section 10.04(c).
“Permitted Acquisition” — an Acquisition by the Borrower or any of its Subsidiaries, so long as (i) no Default or Event of Default is in existence or would be created thereby and (ii) (x) a substantial part of the assets of the Person (including any Joint Venture) or (y) the assets being acquired by the Borrower or such Subsidiaries are in each case commonly understood to be in or related to the midstream energy business, or any merger or amalgamation of the Borrower permitted under Section 6.08.
“Person” — any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority or other business entity.
“Plan” — any employee pension benefit plan, as defined in section 3(2) of ERISA but excluding any Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate.
“Platform” — as defined in Section 10.01(d).
“Post-Default Rate” — as defined in Section 2.10(a).
“Pricing Schedule” — the schedule attached hereto as Schedule I and identified as such.
“Prime Rate” —the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Principal Amount” — the outstanding principal amount of any Loan.
“PTE” — a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Register” — as defined in Section 10.04(b)(iv).
“Related Parties” — with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, advisors and agents of such Person and such Person’s Affiliates.
“Replacement Rate” — as defined in Section 2.25.
“Resignation Effective Date” — as defined in Section 9.09(a).
“Restricted Payment” — any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.
“S&P” — Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.
“Sanctioned Country” means at any time, a region, country or territory which is itself the subject or target of any Sanctions (including, as of the Effective Date, Cuba, Iran, North Korea, Syria and Crimea).
“Sanctioned Person” — at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated

Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or any EU member state in which the Borrower or any of its Subsidiaries operates or conducts business, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled (to the knowledge of the Borrower) by any such Person or Persons described in clauses (a) and (b).
“Sanctions” — economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Specified Asset Disposition” — any (a) conveyance, sale, transfer or other disposition (other than in the ordinary course of business) of any property or assets of the Borrower or any of its Subsidiaries to any Person other than the Borrower or one or more of its Subsidiaries and (b) any issuance or sale of any Equity Interest of any Subsidiary of the Borrower to any Person other than the Borrower or one or more of its Subsidiaries. For the avoidance of doubt, “Specified Asset Dispositions” shall exclude Casualty Events of the Borrower or any of its Subsidiaries.
“Specified Debt Incurrence” — the incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (including hybrid securities ~~and~~, debt securities convertible to equity and, for the avoidance of doubt, the Tranche B Loans), other than any of the following: (i) any commercial paper issued by the Borrower or any of its Subsidiaries in the ordinary course of business, (ii) any Indebtedness of the Borrower incurred under the Existing Credit Agreement (including any renewals, extensions, refinancings or replacements thereof), in an aggregate principal amount not to exceed $2,000,000,000, (iii) intercompany Indebtedness between the Borrower and/or its Subsidiaries, (iv) any purchase money Indebtedness, Capital Lease obligations, deferred purchase price obligations or equipment financings incurred by the Borrower or any of its Subsidiaries in the ordinary course of business, (v) other Indebtedness (except Indebtedness incurred to refinance the Facility or to finance the Acquisition) in an aggregate principal amount not to exceed $50,000,000 and (vi) any Indebtedness of the Borrower under the Intercompany Note.
“Specified Equity Issuance” — the issuance by the Borrower of any Equity Interest (other than hybrid securities and debt securities convertible to equity), other than any such Equity Interests issued in connection with employee stock ownership plans or similar equity based compensation plans.
“Specified Representations” — the representations and warranties of the Borrower set forth in Sections 3.01(a), 3.01(b), 3.01(c), 3.01(d), 3.01(e), 3.01(h), 3.01(n) and 3.01(o).
“Subsidiary” — with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, reference in this Agreement to a “Subsidiary” or the “Subsidiaries” refers to a Subsidiary or the Subsidiaries of the Borrower.
“Syndication Agent” — as defined in the preamble hereof.
“Taxes” — any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) and interest or penalties in respect thereof imposed by any Governmental Authority.
“Tranche A Commitments” — the commitment of such Lender to make Tranche A Loans pursuant to Section 2.01(a) in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Annex I hereto or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Commitment, as such Tranche A Commitment may be modified from time to time pursuant to Section 2.06, Section 2.08, Section 8.01 or Section 10.04. The aggregate amount of the Tranche A Commitments of all of the Lenders on the Effective Date is $2,000,000,000.
“Tranche A Facility” — at any time, (a) on or prior to the Closing Date, the aggregate amount of the Tranche A Commitments at such time and (b) thereafter, the aggregate principal amount of the Tranche A Loans of all Tranche A Lenders outstanding at such time.
“Tranche A Lender” — each Lender with a Tranche A Commitment or holding Tranche A Loans, as applicable.
“Tranche A Loan” — the term loans made by the Tranche A Lenders to the Borrower pursuant to Section 2.01(a).
“Tranche A Ticking Fee” — as defined in Section 2.04(a).
“Tranche A Ticking Fee Termination Date” — the earlier of (a) the borrowing of the Tranche A Loans hereunder on the Closing Date and (b) the Facility Termination Date.
“Tranche B Commitments” — the commitment of such Lender to make Tranche B Loans pursuant to Section 2.01(d) in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Schedule 1 to the First Amendment or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B Commitment, as such Tranche B Commitment may be modified from time to time pursuant to Section 2.06, Section 2.08, Section 8.01 or Section 10.04. The aggregate amount of the Tranche B Commitments of all of the Lenders on the First Amendment Effective Date is $1,000,000,000.
“Tranche B Commitment Expiration Date” — September 30, 2019.
“Tranche B Commitment Period” — the period commencing on the First Amendment Effective Date and ending on the Tranche B Commitment Termination Date.

“Tranche B Commitment Termination Date” — the earliest to occur of (i) the Tranche B Commitment Expiration Date, (ii) the date on which the Tranche B Commitments are reduced to $0 pursuant to Section 2.08(c) and (iii) the Tranche B Loan Funding Date (after giving effect to the Borrowing of Tranche B Loans on such date).
“Tranche B Facility” — at any time, (a) on or prior to the Tranche B Termination Date, the aggregate amount of the Tranche B Commitments at such time and (b) thereafter, the aggregate principal amount of the Tranche B Loans of all Tranche B Lenders outstanding at such time.
“Tranche B Lender” — each Lender with a Tranche B Commitment or holding Tranche B Loans, as applicable.
“Tranche B Loan” — the term loans made by the Tranche B Lenders to the Borrower pursuant to Section 2.01(d).
“Tranche B Loan Funding Date” — any date on which the conditions precedent set forth in Section 7.03 of this Agreement have been satisfied and any Tranche B Loans are funded pursuant to a Borrowing in accordance with Section 2.01(d).
“Tranche B Ticking Fee” — as defined in Section 2.04(e).
“Transactions” — the Closing Date Acquisition, the execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of the Loans and the use of the proceeds thereof.
“Type” — as to any Loan or Borrowing, its nature as an Alternate Base Rate Loan or an Alternate Base Rate Borrowing, a Eurodollar Loan or a Eurodollar Borrowing.
“US” or “United States” — the United States of America, its fifty states, and the District of Columbia.
“US Dollars” or “$” or “Dollars” — lawful money of the United States of America.
“USA Patriot Act” — as defined in Section 10.14.
“U.S. Person” — any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate”— as defined in Section 2.16(e)(ii)(B)(iii).
“Wholly Owned Subsidiary” — any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly Owned Subsidiaries.
“Withholding Agent”— the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” — with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Use of Defined Terms. Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by “any” shall be taken to indicate any number of the members of the relevant class. Any definition or reference to any law, including, without limitation, Anti-Corruption Laws, the Bankruptcy Code, the Code, ERISA, the USA Patriot Act or the Investment Company Act of 1940, shall, unless otherwise specified, refer to such law as amended, modified or supplemented from time to time.
Section 1.03    Accounting Terms. All accounting terms not specifically defined herein shall be construed in each case in accordance with GAAP as in effect from time to time; provided that unless the Borrower and the Majority Lenders shall otherwise agree in writing, no change in GAAP shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall continue to be computed in accordance with GAAP prior to such change therein and shall be conducted utilizing financial information presented consistently with prior periods.
Section 1.04    Interpretation The word “including” (and with correlative meaning “include”) means including, without limitation, the generality of any description preceding such term.
Section 1.05    Rates The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto.
Section 1.06    Division of Limited Liability Company Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division under Delaware law (or any comparable event under a different jurisdiction’s laws) of or by a limited liability company, or an allocation of assets to a series of a limited liability company pursuant to such division (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company under Delaware law (or any comparable event under a different jurisdiction’s laws) shall constitute a separate Person hereunder (and each such division of any limited liability company that is a Subsidiary, Material Subsidiary, Joint Venture or any other like term shall also constitute such a Person or entity).

ARTICLE II
AMOUNT AND TERMS OF LOANS
Section 2.01    Loans.
(a)    Subject to the terms and conditions of this Agreement, each Tranche A Lender severally agrees to make a single Tranche A Loan in US Dollars to the Borrower on the Closing Date in an aggregate principal amount not to exceed such Tranche A Lender’s Tranche A Commitment. Tranche A Loans that are prepaid or repaid, in whole or in part, may not be reborrowed.
(b)    Each Loan shall be made by the Lenders ratably in accordance with their Commitments. The failure of any Lender to make any Loan required to be made by it on the Closing Date shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(c)    Subject to Section 2.17, the Loans may be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower. Eurodollar Loans shall be made and maintained by each Lender at either its Eurodollar Lending Office or its Domestic Lending Office, at its option; provided that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or create or increase any obligation of the Borrower not otherwise arising, or arising in such increased amount, under Section 2.14.
(d)    Subject to the terms and conditions of this Agreement, each Tranche B Lender severally agrees to make a single Tranche B Loan in US Dollars to the Borrower during the Tranche B Commitment Period in an aggregate principal amount not to exceed such Tranche B Lender’s Tranche B Commitment. Tranche B Loans that are prepaid or repaid, in whole or in part, may not be reborrowed.
Section 2.02    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal and accrued interest amount of each Loan of such Lender on the Maturity Date; provided, that all Loans shall be paid on such earlier date upon which the maturity of the Loans shall have been accelerated pursuant to ARTICLE VIII.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the

Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.02 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender in substantially the form attached hereto as Exhibit A. Thereafter, the Loans evidenced by such Note and interest thereon shall, at all times (including after assignment pursuant to Section 10.04), be represented by one or more Notes in such form payable to the payee named therein or its registered assigns.
(f)    Each Lender is authorized to and shall record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to the same or another Type, and the date and amount of each payment of principal with respect thereto on the schedule annexed to and constituting a part of its Note from the Borrower. No failure to make or error in making any such recording as authorized hereby shall affect the validity of the obligations of the Borrower to repay the Principal Amount of the Loans made to the Borrower with interest thereon as provided in Section 2.10 or the validity of any payment thereof made by the Borrower. Each Lender shall, at the request of the Borrower, deliver to the Borrower copies of the Borrower’s Note and the schedules annexed thereto.
Section 2.03    Procedure for Borrowing. The Borrower may borrow Loans on any Business Day; provided that the Borrower shall notify the Administrative Agent in writing of the Borrowing (the “Borrowing Request”) not later than (a) 1:00 p.m., New York City time three (3) Business Days prior to the Borrowing Date, in the case of Eurodollar Loans, and (b) 11:00 a.m., New York City time on the Borrowing Date, in the case of Alternate Base Rate Loans. The Borrowing Request shall be irrevocable and shall be in a form approved by the Administrative Agent and signed by the Borrower. Each such written Borrowing Request shall specify (i) the amount to be borrowed, (ii) the Borrowing Date, (iii) whether the Borrowing is to consist of Eurodollar Loans or Alternate Base Rate Loans (if the Borrower fails to specify the Type of Borrowing, then the applicable Loans shall be made as Alternate Base Rate Loans), (iv) in the case of Eurodollar Loans, the length of the Interest Period(s) therefor (if the Borrower fails to specify the length of the Interest Period, then the applicable Interest Period shall be one (1) month), and (v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.12. The Borrowing shall be in an aggregate principal amount not less than $10,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of the Borrowing available to the Administrative Agent for the account of the Borrower in accordance with Section 2.12. The proceeds of the Borrowing of Loans will be made available to the Borrower by the Administrative Agent in accordance with Section 2.12.

Section 2.04    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Lender (other than to the Defaulting Lenders, if any) a ticking fee computed at 0.175% per annum on the daily amount of the Tranche A Commitment of such Tranche A Lender (the “Tranche A Ticking Fee”). The Tranche A Ticking Fee shall accrue commencing on the date that is ninety (90) days after the Effective Date through the Tranche A Ticking Fee Termination Date. The Tranche A Ticking Fee shall be payable on the Tranche A Ticking Fee Termination Date. Such fee shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(b)    The Borrower agrees to pay to the Administrative Agent for its own account such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(c)    The Borrower agrees to pay to the Administrative Agent, for the account of each Tranche B Lender, on the First Amendment Effective Date a fee equal to 0.075% of the Tranche B Commitments of such Tranche B Lender on the First Amendment Effective Date. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(d)    ~~(c)~~ The Borrower agrees to pay to the Lenders and/or their Affiliates such additional fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(e)    The Borrower agrees to pay to the Administrative Agent for the account of each Tranche B Lender (other than to the Defaulting Lenders, if any) a ticking fee computed at 0.15% per annum on the daily amount of the Tranche B Commitment of such Tranche B Lender (the “Tranche B Ticking Fee”). The Tranche B Ticking Fee shall accrue commencing on the date that is thirty (30) days after the First Amendment Effective Date through the Tranche B Commitment Termination Date. The Tranche B Ticking Fee shall be payable on the Tranche B Commitment Termination Date. Such fee shall be fully earned when paid and shall not be refundable for any reason whatsoever.
Section 2.05     [Reserved].
Section 2.06    Optional Reduction or Termination of Commitments.
(a)    The Borrower shall have the right, upon not less than two (2) Business Days’ notice to the Administrative Agent, to terminate the Tranche A Commitments and/or the Tranche B Commitments or, from time to time, permanently reduce the amount of the Tranche A Commitments and/or the Tranche B Commitments in whole or in part. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Any partial reduction shall be in an amount of $5,000,000 or a whole multiple thereof and shall reduce permanently the total amount of the Tranche A Commitments or the Tranche B Commitments, as applicable, together with a corresponding reduction in the aggregate amount of each Lender’s ~~applicable~~Tranche A Commitment or Tranche B Commitment, as applicable. The Commitments once terminated or reduced may not be reinstated.

(b)    Each reduction of the Tranche A Commitments or the Tranche B Commitments under this Section 2.06 shall be made ratably among the applicable Lenders in accordance with their Tranche A Commitments or the Tranche B Commitments, as applicable (except for in connection with the termination of this Agreement as to any Lender pursuant to Section 10.13).
Section 2.07    Optional Prepayments.
(a)    The Borrower may, at its option, as provided in this Section 2.07, at any time and from time to time prepay the Tranche A Loans and/or the Tranche B Loans payable by the Borrower, in whole or in part, (A) with respect to prepayment of Alternate Base Rate Loans, upon one (1) Business Day notice to the Administrative Agent and (y) with respect to Eurodollar Loans, upon three (3) Business Days’ notice, in each case, specifying (i) the date and amount of prepayment, and (ii) the respective amounts to be prepaid in respect of such Tranche A Loans and/or the Tranche B Loans. Upon receipt of such prepayment notice, the Administrative Agent shall promptly notify each applicable Lender thereof. The payment amount specified in such notice shall be due and payable on the date specified. All prepayments pursuant to this Section 2.07 shall include accrued interest on the amount prepaid to the date of prepayment and, in the case of prepayments of Eurodollar Loans, any amounts payable pursuant to Section 2.21. The Loans shall also be subject to prepayment as provided in Section 2.08 and Section 10.13.
(b)    Partial optional prepayments pursuant to this Section 2.07 shall be in an aggregate principal amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. All prepayments of Loans pursuant to this Section 2.07 shall be without the payment by the Borrower of any premium or penalty except for amounts payable pursuant to Section 2.21.
Section 2.08    Mandatory Commitment Reductions and Mandatory Prepayments.
(a)    The Tranche A Commitments shall automatically terminate and be reduced to zero on the earliest of (i) the Closing Date (after giving effect to any Borrowing on such date), (ii) the consummation of the Closing Date Acquisition without the use of the Tranche A Facility, (iii) the termination of the Closing Date Acquisition Agreement in accordance with its terms and (iv) June 30, 2019. The Tranche B Commitments shall automatically terminate and be reduced to zero on (i) the Tranche B Loan Funding Date (after giving effect to any Borrowing on such date) or (ii) if not earlier so reduced, the Tranche B Commitment Expiration Date.
(b)    ~~If prior to~~From the Closing Date~~, the Commitments shall be automatically and permanently reduced upon, and, if the Closing Date has occurred,~~ the Borrower shall prepay the Tranche A Loans and Tranche B Loans (if any) within three (3) Business Days of~~,~~ receipt of, and in an amount equal to, the Net Cash Proceeds set forth below:
(i)    100% of the Net Cash Proceeds actually received by the Borrower or any of its Subsidiaries from any Specified Debt Incurrence; provided that no prepayment pursuant to this paragraph (b)(i) shall be required from the proceeds of any Specified Debt Incurrence up to $1,000,000,000 received prior to the Tranche B Commitment Termination Date;

(ii)    100% of the Net Cash Proceeds actually received by the Borrower from any Specified Equity Issuance; and
(iii)    100% of the Net Cash Proceeds actually received by the Borrower or any of its Subsidiaries from a Casualty Event or any Specified Asset Disposition; provided that no such Commitment reduction and prepayment (if any) shall occur with respect to any Casualty Event or Specified Asset Sale Disposition (i) until such time as the aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries from all Casualty Events and Specified Asset Dispositions since the Effective Date exceeds $250,000,000 and (ii) if the Net Cash Proceeds received therefrom are reinvested or contractually committed to be reinvested in other long-term assets used or useful in the business of the Borrower or any of its Subsidiaries (or used to replace damaged or destroyed assets) within 180 days after receipt of such Net Cash Proceeds (and, if so contractually committed within such 180 day period, reinvested within 90 days thereafter).
(c)    Prior to the Tranche B Commitment Termination Date, the Tranche B Commitments shall be automatically and permanently reduced upon receipt of, and in an amount equal to, 100% of the Net Cash Proceeds actually received by the Borrower or any of its Subsidiaries from any Specified Debt Incurrence.
(d)    ~~(c)~~ In the event that the Borrower or any of its Subsidiaries enters into any Bank Loan Facility, the Tranche A Commitments then outstanding shall be automatically and permanently reduced in an amount equal to 100% of the committed amount under such Bank Loan Facility (or, if less, by an amount equal to the aggregate amount of the Tranche A Commitments then outstanding) with such reduction to be effective upon the effectiveness of the definitive documentation for such Bank Loan Facility.
(e)    ~~(d)~~ The Borrower shall provide the Administrative Agent with prompt written notice of (i) the receipt by the Borrower or any of its Subsidiaries’ receipt of Net Cash Proceeds subject to Section 2.08(b) or (c), and such notice shall be accompanied by a reasonably detailed calculation of the Net Cash Proceeds and corresponding Commitment reduction and prepayment (if any) and (ii) entry by the Borrower or any of its Subsidiaries into a Bank Loan Facility under Section 2.08(~~c~~d) and the date of effectiveness thereof and corresponding Tranche A Commitment reduction. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such Commitment reduction and prepayment (if any) (based on such Lender’s Applicable Percentage).
(f)    Each reduction of the Tranche A Commitments or Tranche B Commitments under this Section 2.08 shall be made ratably among the applicable Lenders in accordance with their respective Tranche A Commitments or Tranche B Commitments (as applicable) (except for in connection with the termination of this Agreement as to any Lender pursuant to Section 10.13).
(g)    ~~(e)~~ Each ~~reduction of the Commitments and~~ prepayment of principal (if any) of Tranche A Loans and Tranche B Loans under ~~this~~ Section 2.08(b) shall be made ratably among the applicable Lenders in accordance with their respective proportion of the aggregate Commitments of all Lenders (except for in connection with the termination of this Agreement as to any Lender pursuant to Section 10.13), and any prepayment of principal of Tranche A Loans and Tranche B Loans (if any) shall be accompanied by all accrued interest on the amount prepaid, and shall be without the payment by the Borrower of any premium or penalty except for amounts payable pursuant to Section 2.21.
Section 2.09    [Reserved].
Section 2.10    Interest.
(a)    Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto on the Principal Amount thereof at a rate per annum equal to the LIBO Rate for such Interest Period plus the Eurodollar Margin for such day. Each Alternate Base Rate Loan shall bear interest on the Principal Amount thereof at a fluctuating rate per annum equal to the Alternate Base Rate plus the Base Rate Margin. Upon the occurrence and continuance of any Event of Default occurring pursuant to Section 8.01(a), Section 8.01(f) or Section 8.01(g), all Loans outstanding and such overdue amount, in the case of a failure to pay amounts when due, shall automatically bear interest (as well after as before judgment), at a rate per annum which is two percent (2%) above the rate which would otherwise be applicable to such Loan pursuant to whichever of the three preceding sentences shall apply (the “Post-Default Rate”) until paid in full. Upon the occurrence and continuance of any Event of Default other than those listed in the previous sentence, all Loans outstanding shall bear interest at the Post-Default Rate upon the written election of the Majority Lenders. Interest shall be payable in arrears on each Interest Payment Date; provided, however, that interest payable on overdue principal shall be payable on demand.
(b)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Loan, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to continue such Borrowing to a different Type or to continue such Borrowing for an additional Interest Period (and elect Interest Periods therefor), all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall then and thereafter be considered a separate Borrowing. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five Interest Periods in effect at any given time.
(c)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (the “Interest Election Request”) in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be in a form approved by the Administrative Agent and signed by the Borrower.
(d)    Each written Interest Election Request shall identify the Borrower and specify the following information in compliance with Section 2.03:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an Alternate Base Rate Borrowing or a Eurodollar Borrowing (if no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an Alternate Base Rate Borrowing); and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
(e)    If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(f)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s obligation with respect to each resulting Borrowing.
(g)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as an Alternate Base Rate Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be continued as a Eurodollar Loan, and (ii) unless repaid, each Eurodollar Loan shall be continued as an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.
Section 2.11    Computation of Interest and Fees.
(a)    All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days; provided that in the case of interest on Loans computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, interest will be determined on the basis of a year of 365 days (or 366 days in a leap year). The Administrative Agent shall notify the Borrower and the Lenders of each determination of a LIBO Rate. Any change in the interest rate resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the applicable rate shall become effective. The Administrative Agent shall notify the

Borrower and the Lenders of the effective date and the amount of each such change in the Alternate Base Rate.
(b)    The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).
Section 2.12    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed Borrowing Date thereof by wire transfer of immediately available funds by (x) in the case of Alternate Base Rate Loans, 2:00 p.m., New York City time and (y) in the case of Eurodollar Loans, 1:00 p.m., New York City time, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.12(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then each such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the cost incurred by the Administrative Agent for making such Lender’s share of such Borrowing and a rate determined by the Administrative Agent in accordance with customary banking industry practices on interbank compensation with reasonable evidence thereof, or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Alternate Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the cost incurred by the Administrative Agent for making such distributed amount and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.13    Pro Rata Treatment and Payments.
(a)    Each Borrowing by the Borrower from the Lenders, each payment (including each prepayment) by the Borrower on account of the principal of and interest on the Tranche A Loans or the Tranche B Loans and on account of any fees hereunder and any reduction of the Tranche A Commitments or the Tranche B Commitments of the applicable Lenders hereunder shall be made pro rata according to the Tranche A Commitments or Tranche B Commitments (as applicable), except that payments or prepayments, and offsets against or reductions from the amount of payments and prepayments, in each case, specifically for the account of a particular Lender under the terms of Section 2.04, Section 2.14, Section 2.15, Section 2.16, Section 2.21, Section 10.03 or Section 10.13 shall be made for the account of such Lender. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made in immediately available funds without setoff or counterclaim and shall be made to the Administrative Agent on behalf of the Lenders at the Administrative Agent’s office as notified to the Borrower from time to time at least five (5) Business Days before any change in such office. On the date of this Agreement, the office of the Administrative Agent is located at Barclays Bank PLC, 745 7th Avenue, New York, NY 10019, Attention of Robert Walsh, Phone No.: (212) 526-6047, Email: Robert.xa.walsh@barclays.com. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.
(b)    If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.
(c)    Except as provided in Section 2.14, Section 2.15, Section 2.16, Section 2.21, Section 10.03, Section 10.13, and this Section 2.13, if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Tranche A Loans or Tranche B Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Tranche A Loans or Tranche B Loans (as applicable) and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Tranche A Loans or Tranche B Loans (as applicable) and such other obligations of the other Tranche A Lenders or Tranche B Lenders (as applicable), or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Tranche A Lenders or Tranche B Lenders (as applicable) ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Tranche A Loans or Tranche B Loans (as applicable) and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii)    the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.12(b) or Section 2.12(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.14    Increased Cost of Loans.
(a)    If any Change in Law shall:
(i)    impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended or participated in by, or any other acquisition of funds by, any office of such Lender;
(ii)    subjects any Lender to any Taxes (other than (A) Indemnified Taxes, or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on such Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement, any Note or the Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, or to reduce any amount received or receivable by such Lender hereunder or under any Note (whether of principal, interest, or otherwise), then, in any such case, the Borrower shall pay such Lender, upon written demand being made to the Borrower by such Lender, such additional amount or amounts which will compensate such Lender for such amounts as such Lender reasonably deems to be material with respect to this Agreement, the Notes or the Loans hereunder, provided, however, that if all or any such additional cost would not have been payable, or such reduction would not have occurred, but for such Lender’s decision to designate a new Eurodollar Lending Office or Domestic Lending Office or refusal to change to another Eurodollar Lending Office or Domestic Lending Office as provided below, the Borrower shall have no obligation under this Section 2.14 to compensate such Lender for such amount. Such demand shall be accompanied by a certificate of a duly authorized officer of such Lender setting forth the amount of such payment and the basis therefor. Each Lender shall also give written notice to the Borrower and the Administrative Agent of any event occurring after the date of this Agreement which would entitle such Lender to compensation pursuant to this Section 2.14 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different Eurodollar Lending Office or a Domestic Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. Notwithstanding the foregoing, in the event that any Lender shall demand payment pursuant to this Section 2.14, the Borrower may, upon at least two (2) Business Days’ notice to the Administrative Agent and such Lender, continue in whole (but not in part) the Eurodollar Loans of such Lender into Alternate Base Rate Loans without regard to the requirements of Section 2.10.
(b)    If any Lender shall have reasonably determined any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital, or in the capital of such Lender’s holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender, or such Lender’s holding company, could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for such reduction from and after such date the Borrower receives the request; provided, however, that the foregoing shall not apply to any capital adequacy or liquidity requirement imposed solely by reason of any business combination effected after the date hereof.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be prima facie evidence of the amount of such payment. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15    Illegality. Notwithstanding anything herein contained, if any Lender shall make a good faith determination that a Change in Law shall make it unlawful for such Lender to give effect to its obligations to make, continue or maintain its Eurodollar Loans under this Agreement, the obligation of such Lender to make, continue or maintain Eurodollar Loans hereunder shall be suspended for the duration of such illegality. Such Lender, by written notice to the Administrative Agent and the Borrower, shall declare that such Lender’s obligation to make Eurodollar Loans and to, continue and maintain Eurodollar Loans shall be suspended, and the Borrower, on the last day of the then current Interest Period applicable to such Eurodollar Loans or portion thereof or, if such Lender so requests, on such earlier date as may be required by relevant law, shall continue such Eurodollar Loans or portion thereof as Alternate Base Rate Loans without regard to the requirements of Section 2.10. If and when such illegality ceases to exist, such suspension shall cease and such Lender shall notify the Borrower and the Administrative Agent thereof and any Loans previously continued from Eurodollar Loans to Alternate Base Rate Loans pursuant to this Section 2.15 shall be continued as Loans of Types corresponding to the Loans maintained by the other Lenders on the last day of the Interest Period of the corresponding Eurodollar Loans of such other Lenders.
Section 2.16    Taxes.
(a)    Any and all payments by or on account of any obligation of the Borrower under each Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholding (including deductions or withholding of Indemnified Taxes applicable to additional sums payable under this Section), the Administrative Agent or any Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding of Indemnified Taxes been made, (ii) the applicable Withholding Agent shall make such deductions or withholding, and (iii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower under each Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything herein to the contrary, none of the Administrative Agent or any Lender shall be indemnified for any Indemnified Taxes hereunder unless the Administrative Agent or such Lender shall make written demand on Borrower for such reimbursement no later than 270 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon the Administrative Agent or such Lender for payment of such Indemnified Taxes, and (ii) the date on which the Administrative Agent or such Lender has made payment of such Indemnified Taxes; provided that if the Indemnified Taxes imposed or asserted giving rise to such claims are retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender or the Administrative Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the Administrative Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Administrative Agent has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to forthwith repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this Section 2.16(f) the payment of which would place the Administrative Agent or Lender in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such

Tax had never been paid. Nothing contained in this Section 2.16 shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(g)    If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to this Section 2.16, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(h)    For purposes of this Section 2.16, the term “applicable law” includes FATCA.
Section 2.17    Substitute Loan Basis. Unless and until a Replacement Rate is implemented in accordance with Section 2.25 below, in the event that prior to the commencement of any Interest Period for any Eurodollar Borrowing the Majority Lenders shall reasonably determine (which determination shall be final and conclusive and binding upon the Borrower) that (a) by reason of changes affecting the London Interbank Eurodollar Market, adequate and fair means do not exist for ascertaining the LIBO Rate for such requested Interest Period, or (b) the LIBO Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period then, and in any such event, the Administrative Agent shall forthwith give notice to the Borrower and, (i) unless, on the date upon which such Eurodollar Loans were to be made, the Borrower notifies the Administrative Agent that it elects not to borrow on such date, any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (ii) any Loans that were to have been, on the first day of such Interest Period, continued as Eurodollar Loans, shall be continued as Alternate Base Rate Loans on the date upon which such Loans were to have been continued, and (iii) any outstanding Eurodollar Loans shall be continued, on the last day of the Interest Period applicable thereto, as Alternate Base Rate Loans on the date upon which such Loans are to be continued. The Administrative Agent shall give written notice to the Borrower of any event occurring after the giving of such notice which permits an adequate and fair means of ascertaining the LIBO Rate and until such notice by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to continue as Eurodollar Loans.
Section 2.18    Certain Prepayments or Continuations. If the Eurodollar Loans of any Lender are prepaid or continued as Alternate Base Rate Loans pursuant to Section 2.14 or Section 2.15 (such Eurodollar Loans being herein called “Affected Loans”), unless and until such Lender gives written notice that the circumstances which gave rise to such prepayment or continuation no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) such Lender shall not make further Affected Loans and all Loans which would otherwise be made by such Lender as, or continued by such Lender into, Affected Loans shall be made instead as, or continued as Alternate

Base Rate Loans (on which interest and principal shall be payable simultaneously with the related Loans of the other Lenders).
Section 2.19    Certain Notices. Notices by the Borrower under each of Section 2.03, Section 2.06, Section 2.07, Section 2.14, Section 2.17, and Section 2.10 and under the definition of “Interest Period” in Section 1.01 (a) shall (unless otherwise specifically provided) be given in writing, by facsimile, or by electronic communication in accordance with Section 10.1(b), and (b) shall be effective only if received by the Administrative Agent and, in the case of Section 2.14, the Lender involved, not later than 11:30 a.m. (New York City time) on the day specified in the respective Section or definition as the latest day such notice may be given. Notices by the Borrower under each of Section 2.03, Section 2.06, Section 2.07, Section 2.14, Section 2.17, and Section 2.10 shall be irrevocable.
Section 2.20    Minimum Amounts of Eurodollar Borrowings. All Borrowings and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate Principal Amount of the Loans comprising each Eurodollar Borrowing shall be equal to $10,000,000 or a whole multiple of $5,000,000 in excess thereof.
Section 2.21    Break Funding Payments In the event of (a) the payment of any Principal Amount of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the continuation of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the Principal Amount of such Loan had such event not occurred, at the LIBO Rate (in the case of a Eurodollar Loan) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such Principal Amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any such Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. Notwithstanding anything to the contrary contained herein, no Lender shall be entitled to receive any amount or amounts pursuant to this Section if such amount or amounts are attributable solely to the merger or other consolidation of such Lender with another Lender.

Section 2.22    [Reserved].
Section 2.23    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.02.
(b)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise, and including any amounts made available to the Administrative Agent for the account of such Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Administrative Agent or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.23(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    [Reserved].
(d)    Certain Fees. For any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Tranche A Ticking Fee or Tranche B Ticking Fee (as applicable) pursuant to Section 2.04 (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(e)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Section 2.24    [Reserved].
Section 2.25    Alternate Rate of Interest. Notwithstanding anything to the contrary in Section 2.17 above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 2.17(a) have arisen and that such circumstances are unlikely to be temporary, (ii) the LIBO Rate is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in Dollars or (iii) the applicable supervisor or administrator (if any) of the LIBO Rate specified herein or any Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in Dollars, then the Administrative Agent may, to the extent practicable (as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally) and subject to Borrower’s consent, establish a replacement interest rate (the “Replacement Rate”) to the LIBO Rate, in which case, the Replacement Rate shall, subject to the next two sentences, replace the LIBO Rate for all purposes under the Loan Documents unless and until (A) an event described in Section 2.17(a) or clauses (i), (ii) or (iii) above occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Majority Lenders through the Administrative Agent) notifies the Borrower that the Administrative Agent has, or the Majority Lenders have, reasonably determined that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.25. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.02), such amendment shall become effective without any further action or consent of any other party to this Agreement or such other Loan Documents so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, a written notice signed by Lenders constituting Majority Lenders stating that such Lenders object to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lenders object).

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.01    Representations of the Borrower. The Borrower represents and warrants to the Administrative Agent and the Lenders on the Effective Date (other than with respect to Section 3.01(o)) and on the Closing Date that:
(a)    Each of the Borrower and each Subsidiary has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified to do business as a foreign entity and is in good standing in each jurisdiction of the United States in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would constitute a Material Adverse Change.
(b)    Each Loan Document has been duly authorized, executed and delivered by the Borrower and such Loan Document constitutes a valid and binding agreement of the Borrower, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting creditors’ rights generally and general principals of equity (whether considered in a proceeding in equity or law). There are no actions, suits or proceedings pending or, to the knowledge of the Borrower or any Subsidiary, threatened against the Borrower or any Subsidiary which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.
(c)    The execution, delivery and performance of each Loan Document by the Borrower will not violate or conflict with (i) the organizational documents of the Borrower or any Subsidiary, as in effect on the Effective Date or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Borrower or any Subsidiary.
(d)    The Borrower and its Subsidiaries are in compliance with all laws, rules, regulations, orders, decrees and requirements of any Governmental Authority applicable to them or their properties, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or such failure to comply would not have or would not reasonably be expected to cause a Material Adverse Change. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as an agent for the Borrower) with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents (acting in their capacity as an agent for the Borrower), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries (acting in its capacity as an agent for the Borrower or any of its Subsidiaries) that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person or received notice from, or made a voluntary disclosure to, any governmental authority that enforces Sanctions or any Anti-Corruption Laws regarding a possible violation of Anti-Corruption Laws or Sanctions. To the knowledge of the Borrower, none of the Borrower, any of its Subsidiaries, any of their respective directors, officers or employees, or any agent of the Borrower or any of its Subsidiaries (acting in its capacity as an agent for the Borrower or any of its Subsidiaries) that will act in any capacity in connection with the credit facility established hereby, is under administrative, civil or criminal investigation by a governmental authority that enforces Sanctions or any Anti-Corruption Laws for an alleged violation of Anti-Corruption Laws or Sanctions. No proceeds of any Loan have been or will be used in a manner prohibited under Section 4.04(c).
(e)    On the Effective Date there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary before any Governmental Authority as to which, in the opinion of the Borrower, there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Change.
(f)    The consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2017, and the related consolidated statements of income, partners’ (or stockholders’) equity and cash flows for each of the years in the three-year period ended December 31, 2017, audited by KPMG LLP, present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as of December 31, 2017, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2017, in conformity with GAAP applied on a consistent basis.
(g)    There has been no Material Adverse Change since the date of the Borrower’s most recent audited financial statements.
(h)    Neither the Borrower nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
(i)    No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change. The present value of all accumulated benefit obligations of all underfunded Plans subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or any successor thereto) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to be a Material Adverse Change.
(j)    Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Agents or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that projections by their nature are inherently uncertain and no assurances are being given that the results reflected in the projected financial information will be achieved.

(k)    The General Partner has filed all United States Federal income tax returns and all other material tax returns and reports required to be filed (or obtained extensions with respect thereto) and has paid all taxes required to have been paid by it, except (i) taxes the validity of which is being contested in good faith by appropriate proceedings, and with respect to which the General Partner, to the extent required by GAAP, has set aside on its books adequate reserves or (ii) to the extent the failure to do so (individually or collectively) would not reasonably be expected to result in a Material Adverse Change.
(l)    Except as would not reasonably be expected to result in a Material Adverse Change, each of the real properties owned or leased by the Borrower or any of its Subsidiaries and all their operations at such properties are in compliance with all applicable Environmental Laws and neither the Borrower nor any of its Subsidiaries has received any notice regarding violation of any Environmental Law with respect to the properties or the businesses operated by the Borrower or any of its Subsidiaries.
(m)    No Event of Default has occurred and is continuing.
(n)    The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of the Margin Regulations).
(o)    As of the Closing Date, the Borrower and each of its Subsidiaries is and, after the consummation of the Transactions, will be “solvent” within the meaning of such term under the United States Bankruptcy Code.
(p)    The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.
ARTICLE IV
AFFIRMATIVE COVENANTS
Until all Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that on and from the Effective Date:
Section 4.01    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)    Within the period required by applicable law (and concurrently with the filing thereof with the Commission), copies of the annual reports, information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Borrower may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Borrower is not required to file information, documents or reports pursuant to either of said Sections, then such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that the Borrower shall be deemed to have furnished the information required by this Section 4.01(a) if it shall have timely made the same available on “EDGAR” on the worldwide web and complied with Section 4.01(e) in respect thereof.
(b)    Within sixty (60) days after the close of each of the first three quarters of each fiscal year of the Borrower, a statement by a responsible officer of the Borrower calculating compliance or non-compliance, as the case may be, with Section 5.01 as of the close of such period and stating whether to the knowledge of the Borrower an event has occurred during such period and is continuing which constitutes an Event of Default or a Default, and, if so, stating the facts with respect thereto.
(c)    Within one hundred twenty (120) days after the close of each fiscal year of the Borrower, a statement by a responsible officer of the Borrower calculating compliance or non-compliance, as the case may be, with Section 5.01 as of the close of such period and stating whether to the knowledge of the Borrower an event has occurred during such period and is continuing which constitutes an Event of Default or a Default, and, if so, stating the facts with respect thereto.
(d)    (x) Such other information respecting the financial condition or operations of the Borrower and its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.
(e)    Information required to be delivered pursuant to Section 4.01(a) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on EDGAR.
Section 4.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Event of Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower that if adversely determined, could reasonably be expected to result in a Material Adverse Change;
(c)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Change; and
(d)    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice delivered under this Section 4.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken with respect thereto.
Section 4.03    Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Anti-Corruption Laws and Sanctions) applicable to it or its property, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as agents for the Borrower or any of its Subsidiaries) with Anti-Corruption Laws and applicable Sanctions.
Section 4.04    Use of Proceeds.
(a)    The proceeds of the Loans advanced on the Closing Date shall be used to fund, in part, the Closing Date Acquisition, including refinancing or retiring all Indebtedness under the Intercompany Note and paying all fees, commissions and expenses (together with borrowings under the Existing Credit Agreement) relating to the Closing Date Acquisition. The proceeds of the Tranche B Loans shall be used for working capital and other general corporate purposes, including paying all fees, commissions and expenses in connection with the First Amendment.
(b)    No part of the proceeds of any Loan will be used for any purpose which violates the Margin Regulations.
(c)    The Borrower will not request any Loan, and the Borrower shall not use, and shall ensure that its Subsidiaries (and shall take reasonable measures to ensure that its or their respective directors, officers, employees and agents (acting in their capacity as agents for the Borrower)) shall not use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.
Section 4.05    Maintenance of Property; Insurance.
(a)    The Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.
(b)    The Borrower will at all times maintain, with financially sound and reputable insurers, insurance of the kinds, covering the risks and in the relative proportionate amounts (including as to self-insurance) customarily carried by companies engaged in the same or similar business and similarly situated; provided that the Borrower shall not be required to maintain insurance against risks or in amounts no longer economically available on a de novo or renewal basis, as applicable, to other companies engaged in the same or similar business and similarly situated.
Section 4.06    Books and Records; Inspections. The Borrower will keep, and will cause each of its Subsidiaries to keep, complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves). The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. In the absence of an Event of Default and notwithstanding anything to the contrary in Section 10.03, the Borrower shall not be required to pay for more than one such visit in any year.
Section 4.07    Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including material Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (i) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (B) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected to result in a Material Adverse Change.
Section 4.08    Material Contracts. The Borrower will comply, and will cause its Subsidiaries to comply, with all contracts necessary for the ongoing operation and business of the Borrower or such Subsidiary in the ordinary course, except where the failure to comply would not have or would not reasonably be expected to cause a Material Adverse Change.
Section 4.09    EEA Financial Institution. The Borrower is not an EEA Financial Institution.
ARTICLE V
FINANCIAL COVENANT
Until all Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that on and from the Effective Date:
Section 5.01    Consolidated Leverage Ratio. The Consolidated Leverage Ratio, as at the end of each fiscal quarter of the Borrower (beginning with the first full fiscal quarter ending after the Effective Date), shall be less than or equal to 5.00 to 1.00, except with respect to any fiscal quarter ending in the 270-day period immediately following a Permitted Acquisition, in which case the Consolidated Leverage Ratio shall be less than or equal to 5.50 to 1.00.

ARTICLE VI
NEGATIVE COVENANTS
Until all Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that on and from the Effective Date:
Section 6.01    Nature of Business. The Borrower will not, nor will it permit its Subsidiaries to (whether now owned or acquired or formed subsequent to the Effective Date), materially alter the character of its or their business on a consolidated basis from the midstream energy business.
Section 6.02    Liens. The Borrower will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it or any of its Subsidiaries, except for the following:
(a)    Liens for taxes, assessments or other governmental or quasi-governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(b)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and interest owners of oil and gas production and other Liens imposed by law, created in the ordinary course of business and for amounts not past due for more than 60 days or which are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(c)    Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;
(d)    easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property;
(e)    Liens with respect to judgments and attachments which do not result in an Event of Default;
(f)    Liens created pursuant to construction, operating and maintenance agreements, transportation agreements and other similar agreements and related documents entered into in the ordinary course of business;
(g)    Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases permitted under the terms of this Agreement

(other than Capital Leases), public or statutory obligations, surety, stay, appeal, indemnity, performance or other obligations arising in the ordinary course of business;
(h)    Liens securing obligations under Capital Leases; provided that (i) any such Liens attach only to the property which is the subject of such Capital Lease, (ii) such Liens secure only the Indebtedness comprised of such Capital Lease and (iii) the aggregate Indebtedness being secured by such Liens does not exceed at any one time calculated as of the date such Capital Lease is created ten percent 10% of Consolidated Net Tangible Assets;
(i)    Liens (1) securing Acquired Indebtedness and (2) on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that, in the case of clause (2), such Lien attaches to such asset concurrently with or within 365 days after the acquisition thereof;
(j)    rights of first refusal entered into in the ordinary course of business;
(k)    Liens consisting of any (i) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or any Subsidiary or to use such property, (ii) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any Governmental Authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, or (iii) zoning laws, ordinances or municipal regulations;
(l)    Liens on deposits required by any Person with whom the Borrower or any of its Subsidiaries enters into forward contracts, futures contracts, swap agreements (including interest rate swap agreements) or other commodities contracts in the ordinary course of business;
(m)    Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by this Section 6.02; provided that the principal amount of such Indebtedness is not increased (other than to provide for the payment of any underwriting discounts and fees related to any refinancing Indebtedness as well as any premiums owed on and accrued and unpaid interest related to the original Indebtedness) and is not secured by any additional assets;
(n)    Liens securing other obligations in an amount not to exceed, in the aggregate, at any one time, calculated as of the date such Lien is incurred, 15% of Consolidated Net Tangible Assets (and, for purposes of this Section 6.02(n), with respect to any such secured Indebtedness of a Joint Venture of the Borrower with no recourse to the Borrower or any Wholly Owned Subsidiary thereof, no portion of such Indebtedness shall be included in calculating compliance herewith); provided that, if the amount of such other obligations secured by Liens exceeds the amount specified above, then at the time such Liens to secure such other obligations are granted, the Loans and other obligations under this Agreement and other Loan Documents shall be secured equally and ratably with such other obligations;
(o)    Liens pursuant to any Loan Document;

(p)    Liens pursuant to, or in connection with, the Existing Credit Agreement solely with respect to cash collateralizing any letters of credit issued pursuant thereto; and
(q)    Liens on property of the Acquired Business existing on the date of consummation of the Closing Date Acquisition and not created in contemplation of the Closing Date Acquisition.
Notwithstanding the preceding paragraphs in this Section 6.02, neither the Borrower nor any Subsidiary may create or suffer to exist any Lien, in each case to secure the obligations under the Existing Credit Agreement or any other Indebtedness for borrowed money of the Borrower or its Subsidiaries (except for any Indebtedness secured by Liens permitted by Section 6.02(i) and Section 6.02(m) to the extent in connection with any refinancing of Indebtedness secured by a Lien permitted Section 6.02(i)) unless, on or prior to the date thereof, the Borrower shall have (i) pursuant to documentation reasonably satisfactory to the Administrative Agent, secured the Loans and other obligations under this Agreement and the other Loan Documents equally and ratably with such Indebtedness, (ii) caused the relevant creditor or creditors, as the case may be, in respect of such Indebtedness to have entered into an intercreditor agreement in form, scope and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, received an opinion or opinions of counsel for the Borrower in form and substance reasonably satisfactory to the Administrative Agent relating to the documentation contemplated in clauses (i) and (ii) hereof and dated as of the date of such documentation.
Section 6.03    Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any officer, director, employee or Affiliate (other than the Borrower or one of its Subsidiaries) unless such transaction between the Borrower and its Subsidiaries on the one hand and any officer, director, employee or Affiliate (other than the Borrower or one of its Subsidiaries) on the other hand, shall be on terms that are fair and reasonable to the Borrower or such Subsidiary; provided that the foregoing provisions of this Section 6.03 shall not (a) prohibit the Borrower or any Subsidiary from declaring or paying any lawful dividend or distribution otherwise permitted hereunder, (b) prohibit the Borrower or any Subsidiary from providing credit support for its Subsidiaries as it deems appropriate in the ordinary course of business, (c) prohibit the Borrower or any Subsidiary from engaging in a transaction or transactions on terms that are not fair and reasonable to such Person, provided that such transaction or transactions occurs within a related series of transactions, which, in the aggregate, are fair and reasonable to such Person, (d) prohibit the Borrower or any Subsidiary from engaging in non-material transactions with any Affiliate other than the Borrower or any Subsidiary that are not fair and reasonable to such Person, but are in the ordinary course of such Person’s business, so long as, in each case, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (e) prohibit the Borrower or any Subsidiary from entering into or performing its obligations under (i) any of the agreements listed on Schedule II or any amendments, modifications or replacements thereto that, in the aggregate, are not materially adverse to the Borrower or any Subsidiary party thereto or (ii) the Closing Date Acquisition Agreement or any amendments, modifications or replacements thereto permitted under Section 7.02(b), or (f) prohibit the Borrower or any Subsidiary from compensating its employees and officers in the ordinary course of business; provided, further, that a finding by the Board of Directors of General Partner that a transaction or series of transactions is on terms which are fair and reasonable to the Borrower or any Subsidiary shall be dispositive.
Section 6.04    Indebtedness. The Borrower will not create, incur or assume any Indebtedness (including Acquired Indebtedness) unless at the time of the incurrence thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing. The Borrower will not permit its Subsidiaries to create, incur or assume any Indebtedness, except (i) Indebtedness in an aggregate amount not to exceed, at any one time outstanding as of the date such Indebtedness is incurred, the lesser of (A) 20% of Consolidated Net Tangible Assets less, if the Loans and other obligations under this Agreement have not been secured as contemplated under Section 6.02(n), the amount of Indebtedness secured under Section 6.02(n) and (B) 15% of Consolidated Net Tangible Assets and (ii) Acquired Indebtedness.
Notwithstanding the foregoing paragraph, the Borrower and its Subsidiaries may, at any time, create, incur or assume the following Indebtedness:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness owed to the Borrower or to another Subsidiary;
(c)    obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under hedging agreements or other derivative products; provided that, such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;
(d)    current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;
(e)    guarantees of the Loans;
(f)    Indebtedness of the Borrower and/or any of its Subsidiaries under the Existing Credit Agreement, in an aggregate principal amount not to exceed $2,000,000,000; and
(g)    Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of this Agreement.
Notwithstanding the preceding two paragraphs in this Section 6.04, no Subsidiary of the Borrower may guarantee the obligations under the Existing Credit Agreement or any other Indebtedness for borrowed money of the Borrower unless, on or prior to the date thereof, such Subsidiary shall have (i) pursuant to documentation reasonably satisfactory to the Administrative

Agent, become a guarantor hereunder with respect to the Loans and other obligations under this Agreement and the other Loan Documents and (ii) if requested by the Administrative Agent, received an opinion or opinions of counsel for such Subsidiary in form and substance reasonably satisfactory to the Administrative Agent relating to the documentation contemplated in clauses (i) hereof and dated as of the date of such documentation.
Section 6.05    Restricted Payments. The Borrower will not, nor will it permit its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, unless no Event of Default has occurred and is continuing under Sections 8.01(a), (e), (f) or (g) or under Section 8.01(d) as a result of a breach of Section 5.01, or in any such case would result therefrom.
Section 6.06    [Reserved].
Section 6.07    Limitations on Sales and Leasebacks. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Borrower or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Borrower or a Subsidiary for a period, including renewals, in excess of three years, of any property which has been or is to be sold or transferred more than one hundred eighty (180) days after the completion of construction and commencement of full operation thereof, by the Borrower or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property unless the Borrower, within one hundred eighty (180) days after the sale or transfer shall have been made by the Borrower or by a Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the property sold and leased back pursuant to such arrangement or (ii) the net amount (after deducting applicable reserves) at which such property is carried on the books of the Borrower or such Subsidiary at the time of entering into such arrangement, to the repayment of outstanding Indebtedness of the Borrower.
Section 6.08    Fundamental Changes. Other than in connection with the Closing Date Acquisition, the Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:
(a)    (i) in the case of a merger or amalgamation, the Borrower is the surviving entity; or (ii) the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a corporation, partnership or trust, shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, shall (1) have unsecured non-credit enhanced publicly held indebtedness with an Investment Grade Rating, and (2) expressly assume, by an agreement supplemental hereto, executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, the obligations of the Borrower hereunder, including the due and punctual payment of the principal of and interest on all the Loans and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed; and

(b)    immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing.
ARTICLE VII
CONDITIONS OF LENDING
Section 7.01    Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):
(a)    The Administrative Agent (or its counsel) shall have received (i) a counterpart of this Agreement duly executed on behalf of each party hereto, and (ii) counterparts of any other Loan Document duly executed on behalf of each party thereto;
(b)    The Administrative Agent (or its counsel) shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) from (i) Vinson & Elkins LLP, special counsel to the Borrower and (ii) an associate general counsel, deputy general counsel or the general counsel of the Borrower or Anadarko, in each case, in form and substance reasonably acceptable to the Administrative Agent;
(c)    The Administrative Agent (or its counsel) shall have received a certificate of a responsible officer of the General Partner, as general partner of and on behalf of the Borrower, dated the Effective Date, attaching and certifying as to (i) the resolutions of the Board of Directors of the General Partner, as general partner of and on behalf of the Borrower, authorizing the execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance of the other Loan Documents, (ii) the organizational documents of the Borrower (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), (iii) the good standing, existence or its equivalent of the Borrower and (iv) certificates of incumbency with respect to responsible officers of the Borrower;
(d)    The Administrative Agent, the Arrangers and the Lenders shall have received, to the extent invoiced at least two (2) Business Days prior to the Effective Date (unless the Borrower otherwise consents), all fees and other amounts due and payable on the Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder;
(e)    (i) To the extent reasonably requested by the Administrative Agent or any Lender in writing at least ten (10) business days prior to the Effective Date, the Administrative Agent or such Lender, as the case may be, shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information required under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA Patriot Act, that was to ensure compliance therewith and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent or any Lender that has requested in writing a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification; and

(f)    The representations and warranties contained in ARTICLE III are true and accurate in all material respects (unless qualified by materiality or Material Adverse Change, in which case such representation and warranty is true and accurate in all respects) on and as of the Effective Date (except to the extent that such representations and warranties relate solely to an earlier date);
(g)    There shall not have occurred a Material Adverse Change; and
(h)    The Administrative Agent (or its counsel) shall have received a certificate of a responsible officer of the General Partner, as general partner and on behalf of the Borrower, certifying as to the satisfaction of conditions specified in Section 7.01(f) and (g).
Section 7.02    Conditions Precedent to the Borrowing of Loans on the Closing Date. The obligation of each Tranche A Lender to make a Tranche A Loan on the Closing Date is subject to the satisfaction of the following conditions (or waiver of such conditions in accordance with Section 10.02):
(a)    The Effective Date shall have occurred;
(b)    The Closing Date Acquisition shall have been consummated or will be consummated concurrently with the funding ~~under~~of the Tranche A Facility in accordance with the terms of the Closing Date Acquisition Agreement; provided that no amendment, modification, consent or waiver of any term thereof or any condition to the Borrower’s obligation to consummate the Closing Date Acquisition thereunder (other than any such amendment, modification, consent or waiver that is not materially adverse to any interest of the Lenders) shall be made or granted, as the case may be, without the prior written consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (i) any increase in the purchase price for the Closing Date Acquisition in excess of 10% shall be deemed materially adverse to the Lenders and will require the prior written consent of the Arrangers and (ii) any decrease in the purchase price for the Closing Date Acquisition in excess of 10% shall be deemed to be materially adverse to the Lenders and will require the prior written consent of the Arrangers);
(c)    The Arrangers shall have received (i) audited consolidated financial statements of the Borrower for each of the last three full fiscal years ending more than 90 days prior to the Closing Date, (ii) unaudited consolidated financial statements for any fiscal quarterly interim period or periods of the Borrower ending more than 45 days prior to the Closing Date, together with unaudited consolidated financial statements for the corresponding period(s) of the prior fiscal year (all of which shall have been reviewed by the independent accountants for the Borrower as provided in Statement on Auditing Standards No. 100) and (iii) customary pro forma financial statements, prepared after giving effect to the Transactions as if the Transactions had occurred, in each case prepared in accordance with GAAP and meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended, for Form S-4 registration statements, it being understood that in each case the Borrower may satisfy such condition precedent by publicly filing such financial statements with the United States Securities and Exchange Commission;

(d)    The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other invoiced amounts due and payable on the Closing Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder;
(e)    The Administrative Agent (or its counsel) shall have received a solvency certificate substantially in the form of Exhibit D;
(f)    The Administrative Agent shall have received a Borrowing Request;
(g)    (i) The Acquired Business Representations shall be true and correct in all material respects (unless qualified by materiality or “material adverse effect”, in which case such representation and warranty is true and accurate in all respects) and (ii) the Specified Representations shall be true and correct in all material respects (unless qualified by materiality or Material Adverse Change, in which case such representation and warranty is true and accurate in all respects), in each case, at the time of, and after giving effect to, the making of the Loans hereunder on the Closing Date;
(h)    There shall not have occurred, since December 31, 2017, an Acquired Business Material Adverse Effect; and
(i)    The Administrative Agent (or its counsel) shall have received a certificate of a responsible officer of the General Partner, as general partner and on behalf of the Borrower, certifying as to the satisfaction of conditions specified in Section 7.02(b), (g) and (h).
Section 7.03    Conditions to All Borrowings of Tranche B Loans. The obligation of each Tranche B Lender to honor any request in respect of Tranche B Loans on or after the First Amendment Effective Date during the Tranche B Commitment Period is subject to the following conditions precedent:
(a)    The Administrative Agent shall have received a Borrowing Request;
(b)    The representations and warranties in Section 3.01 shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct after giving effect to such materiality qualifier) at the time of, and after giving effect to, the making of the Tranche B Loans hereunder on the Tranche B Loan Funding Date;
(c)    The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other invoiced amounts due and payable on the applicable Tranche B Loan Funding Date, including the Tranche B Ticking Fee pursuant to Section 2.04(e) and reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder;
(d)    There shall not have occurred a Material Adverse Change;
Any Borrowing Request under this section submitted by the Borrower after the First Amendment Effective Date shall be deemed to be a representation and warranty that the conditions specified in Sections 7.03(a) through and including (d) have been satisfied as of the date of the applicable Borrowing.
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01    Events of Default. If one or more of the following events of default (“Events of Default”) shall occur and be continuing:
(a)    the Borrower shall default in any payment of principal of any Loan when and as the same shall become due and payable, or the Borrower shall default in any payment of interest on any Loan, or in the payment of any fees or other amounts, when and as the same shall become due and payable, and such default shall continue for a period of five (5) Business Days;
(b)    any representation or warranty made by the Borrower herein shall prove to have been incorrect in any material respect when made;
(c)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 4.02(a) or Section 4.04(b) applicable to it or ARTICLE VI required to be observed or performed by the Borrower;
(d)    the Borrower shall default in the performance of any other term, condition, covenant or agreement contained in this Agreement (except as set forth in Section 8.01(a) or Section 8.01(c)) required to be performed by it and such default shall continue unremedied for a period of thirty (30) days after written notice thereof, specifying such default and requiring it to be remedied, shall have been received by the Borrower from any Lender;
(e)    the Borrower or any Material Subsidiary shall (i) default in the payment of principal of any Indebtedness in an aggregate principal amount in excess of $50,000,000 (other than the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, and such default shall have resulted in such Indebtedness being declared due and payable prior to its stated maturity;
(f)    the Borrower or any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or any material part of its property, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under any Debtor Relief Law, (v) file a petition seeking to take advantage of any other law providing for similar relief of debtors, or (vi) consent or acquiesce in writing to any petition duly filed against it in any involuntary case under any Debtor Relief Law;
(g)    a proceeding or case shall be commenced, without the application or consent of the Borrower or any Material Subsidiary, in any court of competent jurisdiction seeking (i) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of its assets, or (iii) similar relief in respect of it, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days (or such longer period, so long as the Borrower or any such Material Subsidiary shall be taking such action in good faith as shall be reasonably necessary to obtain the timely dismissal or stay of such proceeding or case); or an order for relief shall be entered in an involuntary case under any applicable Debtor Relief Law, against the Borrower or any such Subsidiary;
(h)    there is entered against the Borrower or any Material Subsidiary one or more final non-appealable judgments for the payment of money in an aggregate amount in excess of $50,000,000 (net of insurance coverage which is reasonably expected to be paid by the insurer), and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment;
(i)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Subsidiary or any of their Affiliates shall so state in writing.
(j)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a liability which would have a Material Adverse Change; or
(k)    any Change of Control shall occur,
then and in each and every case the Majority Lenders, by notice in writing to the Borrower, may, from the Closing Date, declare the unpaid balance of the Loans and any other amounts payable hereunder to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided that in the case of Section 8.01(f) or (g) above, the Commitments of the Lenders hereunder shall automatically terminate and the Loans and any other amounts payable hereunder shall forthwith be due and payable.
ARTICLE IX
THE AGENTS
Section 9.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Barclays Bank PLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 9.02    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.02 and 8.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE VII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 9.03    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the Effective Date or to the Closing Date that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the Effective Date or the Closing Date, as applicable. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Administrative Agent signed by such payee shall have been filed with the Administrative Agent.
Section 9.04    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
Section 9.05    Right to Indemnity. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any agreement executed and delivered pursuant to the terms hereof unless it shall first be indemnified (upon requesting such indemnification) to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. The Lenders agree to indemnify the Administrative Agent, to the extent not reimbursed by the Borrower, under this Agreement, ratably in accordance with the aggregate Principal Amount of the Loans made by them (or, if no Loans are outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent as agent in any way relating to or arising out of this Agreement, the Notes or any other documents contemplated by or referred to herein or the Transactions (including the costs and expenses which the Borrower is obligated to pay under this Agreement but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided no such liability, obligation, damage, penalty, action, judgment, suit, cost, expense or disbursement results from the Administrative Agent’s gross negligence or willful misconduct (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment); provided, however, that, in the event the Administrative Agent receives indemnification from the Lenders hereunder with respect to costs and expenses which the Borrower is obligated to pay under this Agreement, the Administrative Agent shall remit to the Lenders the amount of such costs and expenses to the extent subsequently paid by the Borrower, such remittance to be in accordance with the proportionate amount of the indemnification made by each respective Lender.
Section 9.06    Rights as a Lender The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or which may at any time come into possession of any Agent or any of their respective Affiliates.

Section 9.08    Events of Default. If the Administrative Agent receives actual knowledge of an Event of Default hereunder, such Agent shall promptly inform the Lenders thereof. The Administrative Agent shall not be deemed to have actual knowledge of an Event of Default hereunder until it shall have received a written notice from the Borrower or any Lender referring to this Agreement, describing such Event of Default and stating that such notice is a “Notice of Default.”
Section 9.09    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders, in consultation with the Borrower, appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE IX and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent hereunder.
Section 9.10    No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the bookrunners, Arrangers, the Syndication Agents or the Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.11    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04 and 10.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.04 and 10.03.
ARTICLE X
MISCELLANEOUS
Section 10.01    Notices. (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)    if to the Borrower, to it at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attention of the Senior Vice President and Chief Financial Officer, Facsimile No. (832) 636-0278; messenger delivery to 1201 Lake Robbins Drive, The Woodlands, Texas 77380;
(ii)    if to the Administrative Agent, to Barclays Bank PLC, 745 7th Avenue, 8th Floor, New York, NY 10019; Attention of Robert Walsh; Email: Robert.xa.walsh@barclays.com; and
(iii)    if to any Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
Section 10.02    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the making of a Loan shall not be construed as a waiver of any Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Event of Default at the time.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce any Principal Amount or reduce the rate of interest thereon, or (subject to clause (ii) of the second further proviso hereafter) reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of any Principal Amount, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) ~~[reserved]~~change Section 7.03, without the consent of each Tranche B Lender, (v) change Section 2.13(a) or Section 2.13(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change Section 7.01 or Section 7.02, without the consent of each Lender, ~~or~~ (vii) change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (viii) change Section 2.06(b) or Section 2.08(f) in a manner that would alter the pro rata sharing of Commitment reductions required thereby, without the consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent; provided further, (i) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision, and (ii) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent and the Borrower reasonably deem appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 2.25 in accordance with the terms of Section 2.25, subject to Majority Lenders’ right to object thereto as provided in such Section 2.25. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of such Lender may not be increased or extended or the principal owed to such Lender reduced, or the final maturity thereof extended, without the consent of such Lender; provided, that any amendment to this clause shall require the approval of each Lender, including any Defaulting Lender.
Section 10.03    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of a single legal counsel for the Administrative Agent and the Arrangers (and of a single local counsel in each appropriate jurisdiction), in connection with the syndication (prior to the date hereof) of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of one counsel for the Administrative Agent or any Lender and a single local counsel in each appropriate jurisdiction (and, in the case of an actual or perceived conflict of interest among such Persons and notice to the Borrower of such conflict, such individual counsel as such affected Persons may retain), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. Notwithstanding anything to the contrary, the Borrower shall not have any obligation to pay the fees or expenses of any Lender or the Administrative Agent in connection with any assignment of, or the grant of any participation in, any rights of a Lender under or in connection with this Agreement; provided that the provisions of this sentence shall not apply to any Lender substituted for a Defaulting Lender pursuant to Section 10.13(a).
(b)    The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, penalties, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of one primary counsel for all such Persons, taken as a whole, and a single local counsel in each appropriate jurisdiction (and, in the case of an actual or perceived conflict of interest among such Indemnitees and notice to the Borrower of such conflict, such individual counsel as such affected Indemnitees may retain), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any Subsidiary, or any liability that Borrower or any Subsidiary may have under Environmental Laws, or, or (iv) any actual or prospective action, suit, claim, litigation, investigation or proceedings (including any investigations or inquiries) relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, penalties, claims, damages, liabilities or related expenses (i) resulted from the gross negligence, bad faith, unlawful conduct or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment, (ii) result from a material breach of such Indemnitee’s obligations hereunder as determined by a court of competent jurisdiction by final and nonappealable judgment or (iii)  result from disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an Indemnitee against any other Indemnitee (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent in its capacity as such). This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d)    To the fullest extent permitted by applicable law, each party hereto and each of its respective Related Parties shall not assert, and hereby waives, any claim against each other party hereto and its Related Parties (including, as applicable, each Indemnitee), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof; provided, however, that the foregoing shall not limit the Borrower's indemnification obligations pursuant to this Section 10.03. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor together with a copy of the invoice(s) or other documentation setting forth in reasonable detail the amount demanded and the matter(s) to which it relates.
Section 10.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the

Borrower may not assign or otherwise transfer any of its rights or obligations hereunder except (A) pursuant to a merger or amalgamation permitted under Section 6.08 or (B) with the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower, provided that (x) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee and (y) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after received notice thereof; and
(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and, unless each of the Borrower and the Administrative Agent otherwise consent, shall result in the assigning Lender having no less than $10,000,000 in Commitments and Loans after giving effect to such assignment;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
(E)    no such assignment shall be made (1) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (2) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (2);
(F)    no such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person); and
(G)    in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(iii)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.14, Section 2.16, Section 2.21 and Section 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations recorded therein, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section and upon satisfaction of the additional conditions set forth in paragraph (b)(ii) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register maintained at the New York office of the Administrative Agent. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the applicable Register as provided in this paragraph.
(c)    Any Lender may, without the consent of the Borrower, the Administrative Agent, sell participations to one or more banks or other entities (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender or the Borrower or its Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.16 and Section 2.21 (subject to the requirements and limitations therein, including the requirements under Section 2.16(e) (it being understood that the documentation required under Section 2.16(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 10.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13(c) as though it were a Lender. Notwithstanding anything to the contrary, unless otherwise contractually agreed, no Participant shall be entitled to the benefits of Section 10.08 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or other central banking authority, and to a trustee for the benefit of holders of debt securities issued by such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 10.05    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.16, Section 2.21, Section 10.03, this Section 10.05, and ARTICLE IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other provision hereof.
Section 10.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.08    Right of Setoff. If (a) an Event of Default shall have occurred and be continuing, and (b) the principal of the Loans has been accelerated, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or any such Affiliate, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF AN “ACQUIRED BUSINESS MATERIAL ADVERSE EFFECT” (AND WHETHER OR NOT AN ACQUIRED BUSINESS MATERIAL ADVERSE EFFECT HAS OCCURRED OR WOULD REASONABLY BE EXPECTED TO OCCUR), (B) THE DETERMINATION OF THE ACCURACY OF ANY ACQUIRED BUSINESS REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY OF ANY ACQUIRED BUSINESS REPRESENTATION THERE HAS BEEN A FAILURE OF A CONDITION PRECEDENT TO THE BORROWER’S (OR ITS AFFILIATES’) OBLIGATION TO CONSUMMATE THE CLOSING DATE ACQUISITION OR SUCH FAILURE GIVES THE BORROWER THE RIGHT TO TERMINATE THE BORROWER’S (OR ITS AFFILIATES’) OBLIGATIONS UNDER THE CLOSING DATE ACQUISITION AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE CLOSING DATE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE CLOSING DATE ACQUISITION AGREEMENT SHALL, IN EACH CASE, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New York, sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes, or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any of the other agents or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.12    Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, partners, members, representatives and agents, including accountants, legal counsel and other advisors who have a reason to use such Information in connection with the administration of this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and will agree to use the Information solely for the purpose of such administration), (b) to the extent requested by any regulatory authority or any self-regulatory body having authority to regulate or oversee any aspect of any Lender’s (or any Affiliate of such Lender) business or property, (c) to the extent required by applicable laws or regulations, by order of any court or administrative agency or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section (which agreement may be in writing or by “click through” agreement or other affirmative action on the part of the recipient to access such information and acknowledge its confidentiality obligations in respect thereof pursuant to customary syndication practice), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or to any counterparty (or its advisor) to any swap, securitization, or derivative transaction referencing or involving any of its rights or obligations under this Agreement, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein; (h) with the consent of the Borrower, or (i) to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or any of its Affiliates. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 10.13    Replacement of Lenders.
(a)    If (i) the obligation of any Lender to make Eurodollar Loans or continue Loans as Eurodollar Loans has been suspended pursuant to Section 2.15, (ii) any Lender requests compensation under Section 2.14, (iii) the Borrower is required to pay any additional amount to any Lender or Governmental Authority under Section 2.16, (iv) any Lender becomes a Defaulting Lender, (v) [reserved], (vi) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 10.02 requires the consent of all of the Lenders affected or the Majority Lenders and with respect to which the Majority Lenders shall have granted their consent or (vii) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.16) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(A)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.04;
(B)    such Lender shall have received payment of an amount equal to the Principal Amount of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.21) from the assignee (to the extent of such Principal Amount, accrued interest and fees) or the Borrower (in the case of all other amounts);
(C)    in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and
(D)    such assignment does not conflict with applicable Laws.
(b)    Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by only the Borrower, the Administrative Agent and the assignee, with a copy to such affected Lender.
Section 10.14    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the name and address of the Borrower and such Subsidiaries and other information that will allow such Lender to identify the Borrower and such Subsidiaries in accordance with the USA Patriot Act and the Beneficial Ownership Regulation.
Section 10.15    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by this Agreement, Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between Borrower and its Affiliates, on the one hand, and Administrative Agent and Lenders, on the other hand, and Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, Administrative Agent and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither Administrative Agent nor any Lender has assumed nor will assume an advisory, agency or fiduciary responsibility in favor of Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether Administrative Agent or any Lender has advised or is currently advising Borrower or any of its Affiliates on other matters) and neither Administrative Agent nor any Lender has any obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) Administrative Agent, Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and neither Administrative Agent, nor any Lender, nor any of their respective Affiliates, has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither Administrative Agent nor any Lender will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Borrower hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty.
Section 10.16    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 10.17    Acknowledgment and Consent to Bail-In of EEA Financial Institution. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of any EEA Resolution Authority.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

WESTERN ~~GAS PARTNERS~~MIDSTREAM OPERATING, LP

By:	Western ~~Gas Holdings~~Midstream Operating GP, LLC, its general partner

By:
Name:
Title:

[Signature Page - Credit Agreement]

ADMINISTRATIVE AGENT
AND LENDER:

BARCLAYS BANK PLC, as Administrative Agent and a Lender

By:
Name:
Title:

[Signature Page - Credit Agreement]

SYNDICATION AGENT
AND LENDER:

[●], as a Syndication Agent and a Lender

By:
Name:
Title:

[Signature Page - Credit Agreement]

DOCUMENTATION AGENT
AND LENDER:

[●], as a Documentation Agent and a Lender

By:
Name:
Title:

[Signature Page - Credit Agreement]

LENDER:

[●], as a Lender

By:
Name:
Title:

[Signature Page - Credit Agreement]

ANNEX I
LIST OF COMMITMENTS

Lenders	Initial Amount of Commitment	Applicable Percentage
Barclays Bank PLC	$170,000,000.00	8.50%
BMO Harris Bank N.A.	$150,000,000.00	7.50%
Mizuho Bank, Ltd.	$150,000,000.00	7.50%
MUFG Bank, Ltd.	$150,000,000.00	7.50%
PNC Bank, National Association	$150,000,000.00	7.50%
U.S. Bank National Association	$150,000,000.00	7.50%
Wells Fargo Bank, National Association	$150,000,000.00	7.50%
Branch Banking & Trust Company	$115,000,000.00	5.75%
Capital One, National Association	$115,000,000.00	5.75%
Deutsche Bank AG New York Branch	$115,000,000.00	5.75%
Royal Bank of Canada	$115,000,000.00	5.75%
Societe Generale	$115,000,000.00	5.75%
The Toronto-Dominion Bank, New York Branch	$115,000,000.00	5.75%
The Bank of Nova Scotia, Houston Branch	$115,000,000.00	5.75%
Comerica Bank	$75,000,000.00	3.75%
Credit Suisse AG, Cayman Islands Branch	$40,000,000.00	2.00%
Amegy Bank	$10,000,000.00	0.50%
Total	$2,000,000,000	100.00000%

Annex I-1
List of Commitments

SCHEDULE I
PRICING SCHEDULE

Pricing shall be based upon the Borrower’s rating on its senior unsecured non-credit enhanced publicly held indebtedness as follows:

Senior Unsecured Debt Rating (S&P / Moody’s / Fitch)	Eurodollar Margin	Base Rate Margin
> BBB+ / Baa1 / BBB+	1.0000%	0.000%
BBB / Baa2 / BBB	1.125%	0.125%
BBB- / Baa3 / BBB-	1.375%	0.375%
≤ BB+ / Ba1 / BB+	1.625%	0.625%

Provided:
(a)    If only one rating is available, such rating shall apply;
(b)    If only two ratings are available, then (i) if there is a one level difference between the two ratings, then the higher rating shall be used, and (ii) if there is a greater than one level difference between the two ratings, then the rating one level below the higher rating will apply;
(c)    If three ratings are available, then (i) if all three are at different levels, the middle rating shall apply and (ii) if two ratings correspond to the same level and the third is different, the rating corresponding to the two same levels shall apply; and
(d)    If no rating is available, the lowest rating set forth on the above grid shall apply.

Schedule I
Pricing Schedule

SCHEDULE II
AFFILIATE AGREEMENTS

1.
Contribution, Conveyance and Assumption Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, Anadarko Petroleum Corporation, WGR Holdings, LLC, Western Gas Resources, Inc., WGR Asset Holding Company LLC, Western Gas Operating, LLC and WGR Operating, LP, dated as of May 14, 2008.

2.
Contribution Agreement, dated as of November 11, 2008, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

3.
Contribution Agreement, dated as of July 10, 2009, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, Anadarko Uintah Midstream, LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, WES GP, Inc., Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

4.
Contribution Agreement, dated as of January 29, 2010 by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, Mountain Gas Resources LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, WES GP, Inc., Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

5.
Contribution Agreement, dated as of July 30, 2010, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, WES GP, Inc., Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

6.
Contribution Agreement, dated as of December 15, 2011, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, WES GP, Inc., Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

7.
Contribution Agreement, dated as of February 27, 2013, by and among Anadarko Marcellus Midstream, L.L.C., Western Gas Partners, LP, Western Gas Operating, LLC, WGR Operating, LP, Anadarko Petroleum Corporation and Anadarko E&P Onshore LLC.

8.
Contribution Agreement, dated as of February 27, 2014, by and among WGR Asset Holding Company LLC, APC Midstream Holdings, LLC, Western Gas Partners, LP, Western Gas Operating, LLC, WGR Operating, LP and Anadarko Petroleum Corporation.

Schedule II
Affiliate Agreements

9.	Purchase and Sale Agreement, dated as of March 2, 2015, by and among WGR Asset Holding Company LLC, Delaware Basin Midstream, LLC, Western Gas Partners, LP, and Anadarko Petroleum Corporation.

10.	Amendment No. 1 to Purchase and Sale Agreement, dated as of May 22, 2017, by and between WGR Asset Holding Company LLC and Delaware Basin Midstream, LLC.

11.
Contribution Agreement, dated as of February 24, 2016, by and among WGR Asset Holding Company, LLC, APC Midstream Holdings, LLC, Western Gas Partners, LP, Western Gas Operating, LLC, WGR Operating, LP and Anadarko Petroleum Corporation.

12.
Contribution Agreement and Agreement and Plan of Merger, dated as of November 7, 2018, by and among Anadarko E&P Onshore LLC, Western Gas Equity Partners, LP, Western Gas Equity Holdings, LLC, Western Gas Partners, LP, Western Gas Holdings, LLC, Clarity Merger Sub, LLC, WGR Asset Holding Company LLC, WGR Operating, LP, Kerr-McGee Gathering LLC, APC Midstream Holdings, LLC and Delaware Basin Midstream, LLC.

13.
Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated March 14, 2016. Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated March 14, 2016. Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated February 22, 2017. Amendment No. 3 to Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated November 9, 2017.

14.	Second Amended and Restated Limited Liability Company Agreement of Western Gas Holdings, LLC, dated December 12, 2012.

15.
Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC and Anadarko Petroleum Corporation, dated as of May 14, 2008. Amendment No. 1 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of December 19, 2008. Amendment No. 2 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of July 22, 2009. Amendment No. 3 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of December 31, 2009. Amendment No. 4 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of January 29, 2010. Amendment No. 5 to Omnibus Agreement by and among

Schedule II
Affiliate Agreements

Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of August 2, 2010.

16.
Services and Secondment Agreement between Western Gas Holdings, LLC and Anadarko Petroleum Corporation dated May 14, 2008. Amendment No. 1 to Services and Secondment Agreement between Western Gas Holdings, LLC and Anadarko Petroleum Corporation dated December 10, 2015.

17.	Tax Sharing Agreement by and among Anadarko Petroleum Corporation and Western Gas Partners, LP, dated as of May 14, 2008.

18.	Anadarko Petroleum Corporation Fixed Rate Note due 2038.

19.
Agreements for the gathering, processing, treatment, compression, storage or transportation of hydrocarbons, or the gathering and disposal of produced water, between Western Gas Partners, LP or one of its subsidiaries, on the one hand, and Anadarko Petroleum Corporation or one of its affiliates, on the other hand.

20.	Commodity Price Swap Agreements (the form of which is on file with the Securities and Exchange Commission) between the Partnership and Anadarko.

21.	Form of Indemnification Agreement by and between Western Gas Holdings, LLC, its Officers and Directors.

22.	Western Gas Partners, LP 2017 Long-Term Incentive Plan.

23.	Fourth Amended and Restated Indemnification Agreement, dated March 14, 2016, between Western Gas Holdings, LLC and Western Gas Resources, Inc.

24.	First Amendment to Fourth Amended and Restated Indemnification Agreement, dated February 15, 2018, between Western Gas Holdings, LLC and Western Gas Resources, Inc.

25.	AMH Indemnification Agreement, dated March 3, 2014, between Western Gas Holdings, LLC and APC Midstream Holdings, LLC.

26.	KWC Indemnification Agreement, dated March 14, 2016, between Western Gas Holdings, LLC and Kerr-McGee Worldwide Corporation.

27.	Unit Purchase Agreement, dated October 28, 2014, by and among Western Gas Partners, LP, APC Midstream Holdings, LLC and Anadarko Petroleum Corporation.

Schedule II
Affiliate Agreements

EXHIBIT A
FORM OF NOTE
____________, 20__
For value received, Western Gas Partners LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), promises to pay to __________ or its registered assigns (the “Lender”) at the office of Barclays Bank PLC specified in Section 2.13(a) of the Credit Agreement, dated as of December 19, 2018, among the Borrower, the Lender, the several other banks party thereto, Barclays Bank PLC, as Administrative Agent, the Documentation Agents named therein, and the Syndication Agent named therein, (as may be amended, supplemented or modified from time to time hereafter, the “Agreement”; with capitalized terms defined in the Agreement and not otherwise defined herein being used herein as therein defined), in lawful money of the United States of America the principal sum of ____________ DOLLARS ($___________) or, if less than such principal sum, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.01 of the Agreement. Such principal shall be payable on the date or dates specified in Section 2.02 of, or elsewhere in, the Agreement.
The undersigned further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date of the applicable Loan at the rates specified in Section 2.10 of the Agreement. Such interest shall be payable on the dates specified in Section 2.10 of the Agreement. The date, Type, and amount of each Loan made by the Lender pursuant to Section 2.01 of the Agreement, each continuation of all or a portion thereof to another Type and the date and amount of each payment of principal with respect thereto shall be recorded by the holder of this Note on Schedule A annexed hereto, which holder may add additional pages to such Schedule. No failure to make or error in making any such recording as authorized hereby shall affect the validity of the obligations of the Borrower hereunder or the validity of any payment hereof made by the Borrower.
This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein.
Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement.
This Note is a registered note for U.S. federal income tax purposes. The Administrative Agent shall maintain a register in which it shall record the name of the Lender and no transfer shall be effective until such transfer is recorded on the register. Prior to the recordation in the register, the Borrower may treat the person in whose name this Note is registered as the Lender for the purpose of receiving payments and for all other purposes of this note and the Agreement.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Exhibit A-1
Form of Note

WESTERN ~~GAS PARTNERS~~MIDSTREAM OPERATING, LP

By:	Western ~~Gas Holdings~~Midstream Operating GP, LLC, its general partner

By:
Name:
Title:

Exhibit A-2
Form of Note

SCHEDULE A
LOANS AND REPAYMENTS

Amount of Loan	Type of Loan	Interest Rate	Amount of Principal Repaid	Notation Made by

Exhibit A-3
Form of Note

EXHIBIT B
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: _______________________________
[Assignor [is] [is not] a Defaulting Lender]

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit B-1
Form of Assignment and Assumption

2.	Assignee[s]: _______________________________
[for each Assignee, indicate [Affiliate] of [identify Lender]]

3.	Borrower: Western ~~Gas Partners~~Midstream Operating, LP

4.	Administrative Agent:

Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Credit Agreement, dated as of December 19, 2018, among Western ~~Gas Partners~~Midstream Operating, LP, the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, the Documentation Agents named therein, and the Syndication Agent named therein.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment / Loans for all Lenders[7]	Amount of Commitment / Loans Assigned[8]	Percentage Assigned of Commitment / Loans[8]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.    Trade Date:        ______________]9

[Page break]

5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
9 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit B-2
Form of Assignment and Assumption

Effective Date: ___________________, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]10 Accepted:

BARCLAYS BANK PLC,
as Administrative Agent

By:
Title
[Consented to:] 11

WESTERN ~~GAS PARTNERS~~MIDSTREAM OPERATING, LP

By:	Western ~~Gas Holdings~~Midstream Operating GP, LLC, its general partner

By:
Title

10 To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.
11 To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

Exhibit B-3
Form of Assignment and Assumption

ANNEX 1 to Assignment and Assumption
[WESTERN ~~GAS PARTNERS~~MIDSTREAM OPERATING, LP]
STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an assignee under Section 10.04 of the Credit Agreement (including, without limitation, the receipt of such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action

Exhibit B-4
Form of Assignment and Assumption

under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.12 Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

12 Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:
“From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

Exhibit B-5
Form of Assignment and Assumption